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                                                                   EXHIBIT 10.82

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                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT


                            DATED AS OF APRIL 3, 2000

                                      AMONG

                        THE HARVEY ENTERTAINMENT COMPANY


                     THE OTHER BORROWERS REFERRED TO HEREIN

                                       AND


                        THE GUARANTORS REFERRED TO HEREIN

                                       AND


                         THE LENDERS REFERRED TO HEREIN


                                       AND


                            THE CHASE MANHATTAN BANK,
                             AS ADMINISTRATIVE AGENT
                                       AND
                                 AS ISSUING BANK



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CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT, dated as of April 3, 2000 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among (i) The Harvey Entertainment Company and the other Borrowers referred to herein; (ii) the Guarantors referred to herein;
(iii) the Lenders referred to herein and (iv) THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Administrative Agent") and as the issuer of letters of credit (in such capacity the "Issuing Bank").

                             INTRODUCTORY STATEMENT

       All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof or as defined elsewhere herein.

       The Borrowers have requested that the Lenders make available a $25,000,000 five-year secured revolving credit facility (the "Facility") (of which only $15,000,000 has been committed as of the date hereof) the proceeds of which will be applied (i) first, to refinance the existing debt of PM in the approximate amount of $5,276,352; (ii) second, to finance a portion of the acquisition costs, in an aggregate amount not to exceed $6,500,000, relating to the PM Acquisition (as defined below), and (iii) third, for general working capital purposes including, but not limited to, payment of amounts owing by PM (as defined below) under the Shareholder Notes (as defined below); provided that the Shareholder Notes shall not be prepaid, in whole or in part.

       With regard to the portion of the Facility which is not committed as of the date hereof, the Administrative Agent is being given authority to accept commitments from additional Lenders in accordance with the provisions set forth below.

       To provide assurance for the repayment of the Loans and the other Obligations of the Borrowers hereunder, the Borrowers will, among other things, provide or cause to be provided to the Administrative Agent, for the benefit of itself, the Issuing Bank and the Lenders, the following (each as more fully described herein):

       (i) a guaranty of the Obligations by each of the Guarantors pursuant to Article 9 hereof, if applicable;

       (ii) a security interest in the Collateral from each of the Credit Parties pursuant to Article 8 hereof; and

       (iii) a pledge by each of the Pledgors of the Pledged Securities owned by it pursuant to Article 10 hereof.



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       Subject to the terms and conditions set forth herein, the Administrative
Agent is willing to act as agent for the Lenders, the Issuing Bank is willing to issue the Letters of Credit and each Lender is willing to make Loans to the Borrowers and to participate in the Letters of Credit as provided herein, in an aggregate amount at any one time outstanding not in excess of its Commitment hereunder.

       Accordingly, the parties hereto hereby agree as follows:

1.     DEFINITIONS

       For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

       "Acceptable L/C" shall mean an irrevocable letter of credit which (i) is in form and on terms acceptable to the Administrative Agent, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City, and
(iii) is issued or confirmed by (a) any Person that on the date of issuance or confirmation of the letter of credit, is a Lender; (b) any New York Clearinghouse bank; or (c) any other bank which the Administrative Agent may in its sole discretion determine to be of acceptable credit quality.

       "Acceptable Obligor" shall mean any Person or Affiliated Group listed on
Schedule 2 hereto (as modified from time to time in accordance with Section 2.15 hereof).

       "Administrative Agent" shall mean The Chase Manhattan Bank, in its capacity as agent for the Lenders hereunder or such successor Administrative Agent as may be appointed pursuant to Section 12.11 hereof.

       "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

       "Affiliated Group" shall mean a group of Persons, each of which is an Affiliate (other than by reason of having common directors or officers) of some other Person in the group.

       "Aggregate Total Exposure" shall mean the sum of Total Film Exposure and Total TV Exposure.



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       "Allowable Amount" shall mean, with respect to any Acceptable Obligor, such amount as may be specified on Schedule 2 hereto (as applicable) as the maximum aggregate exposure for such Acceptable Obligor (as modified from time to time in accordance with Section 2.15 hereof).

       "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the


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effective date of such change in the Prime Rate, the Three-Month Secondary CD
Rate or the Federal Funds Effective Rate, respectively.

       "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

       "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States, any state thereof or municipality therein or of any foreign governmental body or of any regulatory agency applicable to the Person in question, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

       "Applicable Margin" shall mean (i) in the case of Alternate Base Rate Loans, 1.5% per annum and (ii) in the case of Eurodollar Loans, 2.5% per annum.

       "Approved Completion Guarantor" shall mean a financially sound and reputable completion guarantor approved by the Required Lenders. The Required Lenders hereby pre-approve as a completion guarantor (i) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors, L.P. (the general partner of which is International Film Guarantors, Inc.) (ii) Cinema Completions International Inc./Continental Casualty Company and (iii) Film Finances, Inc. (only to the extent the completion guarantee is accompanied by a "cut-through endorsement" in form and substance and from an insurer acceptable to the Administrative Agent); provided, however, that any such pre-approval may be revoked by the Administrative Agent if deemed appropriate in its sole discretion or if so instructed by the Required Lenders, at any time upon 30 days prior written notice to the Borrower; but further, provided, that such pre-approval may not be revoked with regard to an item of Product if a Completion Bond has already been issued for such item of Product.

       "Assessment Rate" shall mean, for any date, the annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Administrative Agent's domestic offices.

       "Assignment and Acceptance" shall mean an agreement substantially in the form of Exhibit J hereto, executed by the assignor, assignee and other parties as contemplated thereby.

       "Authorized Officer" shall mean the Parent's Chairman, Chief Financial Officer or Chief Operating Officer.

       "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. ss. 101 et seq.


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       "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

       "Borrowers" shall mean The Harvey Entertainment Company, a California corporation, Harvey Comics, Inc., a New York corporation and PM.

       "Borrowing" shall mean a group of Loans of a single Interest Rate Type and as to which a single Interest Period is in effect on a single day.

       "Borrowing Base" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting) of the following:

       (i) 100% of Eligible Receivables from Acceptable Obligors secured by an Acceptable L/C, plus

       (ii) 85% of Eligible Receivables from Acceptable Obligors located within the United States or Canada (including the domestic distribution for amounts not included in clause (i) above), plus

       (iii) 80% of Eligible Receivables from Acceptable Obligors located outside the United States or Canada, plus

       (iv)   50% of Other Receivables, plus

       (v)    50% of the Eligible Film Library Amount, plus ----

       (vi)   33% of the Intellectual Property Library Amount;

       provided, however, that

              (1) credit in the Borrowing Base attributable to any Acceptable Obligor or, if such Acceptable Obligor is part of an Affiliated Group, to such Affiliated Group, may not exceed 15% of the total Borrowing Base;

              (2) the Borrowing Base shall not include any amounts which are attributable to an item of Product which has not been Completed unless a Completion Bond with respect to such item of Product has been delivered to the Administrative Agent;

              (3) the amount included in the Borrowing Base at any time for Other Receivables shall not exceed in the aggregate 20% of the sum of the amounts included in the Borrowing Base under subparagraphs (i), (ii) and (iii) above, or $50,000 in the aggregate for any obligor who is not an Acceptable Obligor;


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              (4)    from the date hereof to December 31, 2000, credit in the
                     Borrowing Base attributable to amounts under sub-paragraphs
                     (v) and (vi) above in the aggregate, may not exceed 70% of the total Borrowing Base and from January 1, 2001 to December 31, 2001, credit in the Borrowing Base attributable to amounts under sub-paragraphs (v) and (vi) above in the aggregate, may not exceed 80% of the total Borrowing Base; and

              (5) the Borrowing Base shall not include any amounts which are attributable to an item of Product which is the subject of any Negative Pick Up Obligation.

       "Borrowing Base Certificate" shall have the meaning given to such term in
Section 5.1(e) hereof.

       "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit H hereto, to be delivered by the Borrower to the Administrative Agent in connection with each Borrowing.

       "Budgeted Negative Cost" shall mean, with respect to any item of Product, the amount of the cash budget (stated in Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary, musical and other rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any completion bond fee, and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees and overhead charges payable to a Credit Party and fees payable or allocable to a Credit Party under any license or other agreement relating to the acquisition, use or exploitation of rights owned by a Credit Party with respect to any item of Product.

       "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York or the State of California; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

       "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items included in cash flows (including Capital Leases) and (ii) to the extent not covered by clause
(i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person (other than the


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portion of such expenditures allocable in accordance with GAAP to net current assets or which is allocable to the acquisition of items of Product).

       "Capital Lease", as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

       "Cash Collateral Account" shall have the meaning given to such term in
Section 11.1 hereof.

       "Cash Equivalents"shall mean (i) marketable securities issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, demand deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with, any Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition or (iv) any mutual fund or other pooled investment vehicle which invests principally in the foregoing obligations.

       "Chain of Title" shall have the meaning given to such term in Section
5.19 hereof.

       "Change in Control" shall mean that any Person or group (such term being used as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) owns more than 25% of the voting stock of the Parent.

       "Change in Management" shall mean that a person acceptable to the Administrative Agent shall fail to replace Roger Burlage as Chairman of the Parent within one hundred and twenty (120) days after the earlier of (i) the date on which Roger Burlage ceases to perform the functions and services of Chairman of the Parent and (ii) the later of (x) the date on which Roger Burlage notifies the Parent that he intends to cease performing such functions and services and (y) 120 days before the date on which he ceases to perform the functions and services of Chairman of the Parent.

       "Chase Clearing Account" shall mean the account of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) maintained at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Ganesh Persaud, designated as the "Harvey Bank Clearing Account", Account No. 323143202.

       "City National" shall mean City National Bank, a California banking corporation.



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       "Closing Date" shall mean the date on which the conditions precedent set forth in Section 4.1 hereof have been satisfied or waived.

       "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as now and hereafter in effect, as codified at 26 U.S.C.ss. 1 et seq. or any successor provision thereto. -- ----

       "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in and to all personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created, including, but not limited to, all goods, accounts, instruments, intercompany obligations, contract rights, partnership and joint venture interests, documents, chattel paper, general intangibles, goodwill, equipment, machinery, inventory, investment property, copyrights, trademarks, trade names, insurance proceeds, cash, deposit accounts and the Pledged Securities, and any proceeds thereof, products thereof or income therefrom, further including but not limited to, all of such Credit Party's right, title and interest in and to each and every item and type of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are now owned or hereafter created or acquired by such Credit Party):

       (i)    all scenarios, screenplays and/or scripts at every stage thereof;

       (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of such item of Product and/or which are or will be incorporated into such item of Product, all component parts of such item of Product consisting of said literary and other properties, all motion picture rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with such item of Product, and all other literary material upon which such item of Product is based or from which it is adapted;

       (iii) all motion picture rights in and to all music and musical compositions used and to be used in such item of Product, if any, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection with motion pictures;


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       (iv)   all tangible personal property relating to such item of Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the "Physical Materials");

       (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to such item of Product including, without limitation, the following rights: all rights to produce remakes, sequels or prequels to such item of Product, based upon such item of Product, said literary properties or the theme of such item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, such item of Product or any remake, sequel or prequel to the item of Product; all rights to produce primarily for television or similar use, a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon such item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in such item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, such item of Product, the title or titles of such item of Product, the characters of such item of Product and/or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to such item of Product, any remake, sequel or prequel thereof and/or said literary properties;

       (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on such item of Product, together with any and all copyrights obtained or to be obtained in connection with such item


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              of Product or any underlying or component elements of such item of
              Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through
              (v) inclusive, of this definition, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

       (vii) all insurance policies and completion bonds connected with such item of Product and all proceeds which may be derived therefrom;

       (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account such item of Product, the Physical Materials, the motion picture rights in and to the story and/or other literary material upon which such item of Product is based or from which it is adapted, and the music and musical compositions used or to be used in such item of Product;

       (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of such item of Product or any part of such item of Product, including, without limitation, all sums, proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of such item of Product and/or any of the elements of such item of Product including, without limitation, from collateral, allied, subsidiary and merchandising rights, and further including, without limitation, all monies held in any Collection Account;

       (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to such item of Product, and the right to obtain copyrights and renewals of copyrights therein;

       (xi) the name or title of such item of Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or any other applicable statutes, common law, or other rule or principle of law;

       (xii) any and all contract rights and/or chattel paper which may arise in connection with such item of Product;

       (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in


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              the future, including, without limitation, any refund or rebate in connection with a completion bond or otherwise, all accounts and/or rights to payment due from Persons in connection with the distribution of such item of Product, or from the exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with such item of Product;

       (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in connection with the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with such item of Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, or licenses for any photograph or photographic or other processes, and any and all general intangibles related to the distribution or exploitation of such item of Product including general intangibles related to or which grow out of the exhibition of such item of Product and the exploitation of any and all other rights in such item of Product set out in this definition;

       (xv) any and all goods including, without limitation, inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of such item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

       (xvi) all and each of the rights, regardless of denomination, which arise in connection with the acquisition, creation, production, completion of production, delivery, distribution, or other exploitation of such item of Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Administrative Agent, in order to complete production of such item of Product in the event that the Administrative Agent exercises any rights it may have to take over and complete production of such item of Product;

       (xvii) any and all documents issued by any pledgeholder or bailee with respect to such item of Product or any Physical Materials (whether or not in completed form) with respect thereto;


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       (xviii) any and all Production Accounts or other bank accounts established by such Credit Party with respect to such item of Product;

       (xix) any and all rights of such Credit Party under any Distribution Agreements relating to such item of Product; and

       (xx) any and all rights of such Credit Party under contracts relating to the production or acquisition of such item of Product, including but not limited to, all contracts which have been delivered to the Administrative Agent pursuant to this Credit Agreement.

       "Collection Account" shall have the meaning given to such term in Section 8.3(a) hereof.

       "Commitment" shall mean the commitment of each Lender to make Loans to the Borrowers and participate in Letters of Credit from the Initial Date applicable to such Lender through the Commitment Termination Date up to an aggregate amount, at any one time, not in excess of the amount set forth (i) opposite its name in the Schedule of Commitments appearing in Schedule 1 hereto, as adjusted from time to time by any applicable Assignment and Acceptance to which it is a party, or (ii) in any applicable Assignment and Acceptance(s) to which it may be a party, as the case may be, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

       "Commitment Fee" shall have the meaning given to such term in Section 2.5(a) hereof.

       "Commitment Termination Date" shall mean (i) April 3, 2005 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section
2.6 or Article 7 hereof.

       "Complete" or "Completed" or "Completion" shall mean with respect to any item of Product that (A) either (i) sufficient elements have been delivered by the applicable Credit Party to, and accepted by, a Person (other than the Credit Parties or any Affiliate thereof) to permit such Person to exhibit, sell or otherwise exploit the item of Product in the theatrical or other medium for which the item of Product is intended for initial exploitation, (ii) the Parent has certified to the Administrative Agent that an independent laboratory has in its possession a complete final 35mm or 70 mm (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as finally cut, main and end titled, edited, scored and assembled, with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution in the theatrical or other medium for which the item of Product is intended for initial exploitation, provided that if such certification shall not be verified to the Administrative Agent by such independent laboratory within 20 business days thereafter, such item of Product shall revert to being Uncompleted until the Administrative Agent receives such verification or (iii) in the case of any internet or interactive item of Product which is only delivered to a Credit Party or any Affiliate thereof, the applicable Credit Party or Affiliate has notified the Administrative Agent that sufficient elements have been delivered to it to permit the exploitation of such internet or interactive item of Product and has provided the Administrative Agent with details of such elements provided, that the Administrative Agent shall be entitled in its reasonable discretion to determine that such internet or interactive item of Product has not been Completed, and (B) if such item of Product was acquired from a third party, the entire fixed acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (other than the payment of money not yet due) the occurrence of which might result in the applicable Credit Party losing any of its rights in such item of Product.

       "Completion Bond" shall mean with respect to any item of Product a completion bond, in form and substance satisfactory to the Administrative Agent, issued by an Approved Completion Guarantor, which bond (i) names the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) as a beneficiary thereof to the extent of the applicable Credit Party's financial interest in such item of Product and (ii) at least guarantees that such item of Product will be Completed in a timely manner, or else payment made to the Administrative Agent (on behalf of the Administrative Agent, the Issuing Bank and the Lenders) of an amount at least equal to the aggregate amount expended on the production of such item of Product by or on behalf of the applicable Credit Party plus interest on, and other bank charges with respect to, such amount.

       "Consolidated Capital Base" shall mean the sum of (i) the amount of stockholders' equity of the Parent and its Consolidated Subsidiaries and (ii) the amount of equity securities which are subject to mandatory redemption or redemption at the option of the security holder less the amount of minority interests in its Consolidated Subsidiaries provided, that the calculation of Consolidated Capital Base shall be made without regard to adjustments reasonably required by accounting pronouncements relating to any warrant issued by the Parent in favor of the Administrative Agent.

       "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be consolidated with such Person for financial reporting purposes in accordance with GAAP.

       "Contribution Agreement" shall mean the contribution agreement substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

       "Copyright Security Agreement" shall mean a Copyright Security Agreement, substantially in the form of Exhibit C-1 hereto, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

       "Copyright Security Agreement Supplement" shall mean a Copyright Security Agreement Supplement substantially in the form of Exhibit C-2 hereto.

       "Credit Party" shall mean any of the Borrowers or any of the Guarantors.

       "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect a Credit Party against fluctuations in currency values.

       "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

       "Distribution Agreements" shall mean (i) any and all agreements entered into by a Credit Party, pursuant to which such Credit Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any and all agreements hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses or assigns distribution rights or other exploitation rights to an item of Product to an un-Affiliated Person.

       "Dollars" and "$" shall mean lawful money of the United States of America.

       "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch, subsidiary or agency located in the country in which it is organized or another country which is also a member of the OECD; or (iv) the central bank of any country which is a member of the OECD.

       "Eligible Film Library Amount" shall initially be equal to $18,250,000, which amount shall be equal to the sum of the net present value of the unexploited rights to the items of Product of each of the Credit Parties; provided, however, that (i) there will be monthly reductions between annual redeterminations to reflect decreases, if any, in the remaining value of unsold library rights, such decreases being in the amount reflected in, and resulting from, any agreement pertaining to the licensing, distribution or sale of library product including, without limitation, deductions of all amounts received or due under contractual sales, distribution and licensing agreements entered into at any time between annual redeterminations with respect to any item of Product,
(ii) "Eligible Film Library Amount"shall be redetermined with respect to the Credit Parties on an annual basis by an independent consultant approved by the Administrative Agent using methodology consistent with the initial valuation done by Richard L. Medress of Cineval, LLC and (iii) the Administrative Agent shall be entitled to exclude from the computation of Eligible Film Library Amount any library credit which has not been valued by an independent consultant and in a manner in each case, approved by the Administrative Agent.

       "Eligible Receivables" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis by a rate of interest equal to the interest rate in effect on the Notes on the date of the computation with regard to Alternate Base Rate Loans) of (a) all net amounts which pursuant to a binding agreement are contractually obligated to be paid to any Credit Party either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Parent to be payable and collected from Acceptable Obligors, minus (b) the sum, without double counting, of (i) the following items (based on the relevant Credit Party's then best estimates): royalties, residuals, commissions, participations and other payments to third parties, collection/distribution expenses and commissions, home video fulfillment costs, taxes (including foreign withholding, remittance and similar taxes) chargeable in respect of such accounts receivable, and any other projected expenses of a Credit Party arising in connection with such amounts and
(ii) the outstanding amount of unrecouped advances made by a distributor to the extent subject to repayment by a Credit Party or adjustment pursuant to approved distribution agreements but Eligible Receivables shall not include amounts which:

       (i) are in the aggregate due from a single Acceptable Obligor in excess of the Allowable Amount with respect to such Acceptable Obligor or, in the case of an Affiliated Group, in the aggregate due from the relevant Acceptable Obligors with respect to that Affiliated Group;

       (ii) which in the reasonable discretion of the Administrative Agent, are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of a Credit Party or any other party or obligations contingent upon future events not within the relevant Credit Party's direct control);

       (iii) to the extent such receivables are (i) more than ninety (90) days past due, in the case of receivables due from an obligor which has its principal place of business and jurisdiction of incorporation or formation within the United States, or (ii) more than one hundred and twenty (120) days past due, in the case of receivables due from an obligor which has its principal place of business and jurisdiction of incorporation or formation located outside the United States;

       (iv) which are domestic theatrical receivables due from any obligor in connection with the theatrical exhibition, distribution or exploitation of an item of Product that are still outstanding four
              (4) months after their creation;

       (v) in excess of 10% of the lesser of the aggregate amount of the Borrowing Base and the Total Commitment then in effect if they are to be paid in a currency other than United States Dollars unless hedged in a manner satisfactory to the Administrative Agent;

       (vi)   to the extent included in the Credit Parties' estimated bad debts;

       (vii) due from any obligor which has 20% or more of the total receivable amount from such obligor 120 or more days past due (exclusive of amounts that are being disputed or contested in good faith);

       (viii) for which there is bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; provided, however, that only the amount in question shall be excluded from such receivable;

       (ix) which are attributable to an item of Product or right in which a Credit Party cannot warrant sufficient title to the underlying rights to justify such receivable;

       (x) in which the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) does not have a first perfected security interest under the Uniform Commercial Code and applicable copyright law;

       (xi) which are determined by the Administrative Agent in its reasonable discretion, acting in good faith, upon written notice from the Administrative Agent to the Parent and effective 10 days subsequent to the Parent's receipt of such notice, to be unacceptable (it being understood that certain unacceptable receivables may be made acceptable and may be included in the Borrowing Base if secured by an Acceptable L/C);

       (xii) which relate to an item of Product or right as to which the Administrative Agent has not received a fully executed laboratory access letter or a pledgeholder agreement for each laboratory holding physical elements sufficient to fully exploit the rights held by the Credit Party in such item of Product;

       (xiii) which will be subject to repayment to the extent not earned by performance;

       (xiv) which are attributable to any item of Product which has not been Completed unless the relevant Credit Party is in compliance with all covenants hereunder applicable to the production of such item of Product, including without limitation, delivery of any required completion guarantee;

       (xv) which are attributable to any item of Product which has not been Completed and for which a completion guarantee is required hereunder, to the extent there is not in effect a Completion Guaranty from an Approved Completion Guarantor or to the extent that such receivable amounts exceed the amount which would be paid to the relevant Credit Party under the related completion guarantee if the item of Product were abandoned as of the date of computation of the Borrowing Base (except that if a Letter of Credit is issued hereunder in order to support the Credit Party's minimum payment obligation to acquire distribution rights in an item of Product, amounts attributable to such rights may be treated as Eligible Receivables (even though the Item of Product has not yet been Completed) but only if: (A) proof of Completion of the item of Product is presented in order to draw under the Letter of Credit, (B) the portion of the Borrowing Base attributable to such Eligible Receivables for any item of Product does not exceed the amount of such letter of credit for such item of Product, and (C) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables); or

       (xvi) will not become due and payable until one year or more after the Maturity Date.

       In the event the Administrative Agent notifies the Parent that the Administrative Agent has determined that a Person or Affiliated Group is to be deleted as an Acceptable Obligor, no additional Eligible Receivable from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Administrative Agent thereafter determines that such Person or Affiliated Group is an Acceptable Obligor. In the event the Administrative Agent notifies the Parent that the Administrative Agent has determined that the Allowable Amount with respect to an Acceptable Obligor is to be decreased, no additional Eligible Receivable from such Acceptable Obligor may be included in the Borrowing Base if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor exceeding the Allowable Amount after giving effect to such reduction unless the Administrative Agent thereafter determines that the Allowable Amount may be increased.

       "Employment Agreement" shall mean the employment agreement dated April 5, 1999, between the Parent and Roger A. Burlage.

       "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material or environmental protection or health and safety, as now or at any time hereafter in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C.ss.1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C.ss.ss.7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C.ss.ss. 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C.ss.ss.1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.ss.9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C.ss.11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.ss.6901 et seq., the

Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C.ss.655 andss.657, together, in each case, with any amendment thereto, and the regulations adopted and the publications promulgated thereunder and all substitutions thereof.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C.ss. 1001 et seq. and the regulations promulgated thereunder.

       "ERISA Affiliate" shall mean each Person (as defined in Section 3(9) of ERISA) which is treated as a single employer with any Credit Party under Section 414(b), (c), (m) or (o) of the Code.

       "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

       "Event of Default" shall have the meaning given to such term in Article 7 hereof.

       "Fee Letter" shall mean that certain letter agreement dated as of April 3, 2000 between the Borrowers on the one hand, and the Administrative Agent and Chase Securities Inc. on the other hand, relating to the payment of certain fees by the Borrowers.

       "Fundamental Documents" shall mean, this Credit Agreement, the Notes, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Trademark Security Agreement, the Notices of Assignment and Irrevocable Instruction, the Contribution Agreement, the Instruments of Assumption and Joinder, UCC financing statements and any other ancillary documentation which is required to be or is otherwise executed by any Credit Party and delivered to the Administrative Agent in connection with this Credit Agreement or any of the documents listed above.

       "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

       "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any foreign jurisdiction.

       "Guarantors" shall mean all of the direct and indirect Subsidiaries of the Borrowers (other than the Borrowers and IAC), now existing or hereafter acquired or created, including, without limitation, Baby Huey Productions, Inc., a California corporation, PMFSC and Shadow Hills Post, LLC, a California limited liability company.

       "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance by the primary obligor of any such primary obligation. The amount of any Guaranty shall be deemed to be an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)) or (y) the stated maximum liability under such Guaranty, whichever is less.

       "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

       "HCI" shall mean Harvey Comics, Inc., a New York corporation.

       "IAC" shall mean Inferno Acquisition Corp., a California corporation.

       "Imperial" shall mean Imperial Bank, a California banking corporation.

       "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases and any financing lease involving substantially the same economic effect; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation; and (v) indebtedness of others of the type described in clauses (i),
(ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

       "Inferno Loan Agreement" shall mean the loan agreement dated as of April 3, 2000 among IAC, Imperial and Natexis.

       "Inferno Sale Agreement" shall mean the sale and assignment agreement dated as of April 3, 2000 among IAC, on the one hand and Imperial and Natexis, on the other hand.

       "Initial Date" shall mean (i) in the case of the Administrative Agent and the Issuing Bank, the date hereof, (ii) in the case of each Lender which is an original party to this Credit Agreement, the date hereof and (iii) in the case of any other Lender, the effective date of the Assignment and Acceptance pursuant to which it became a Lender.

       "Instrument of Assumption and Joinder" shall mean an Instrument of Assumption and Joinder substantially in the form of Exhibit L hereto.

       "Intellectual Property Library Amount" shall initially be equal to $20,400,000, which amount shall be equal to the sum of the net present value of the unexploited rights to the licensing, merchandising and trademark rights relating to the characters used in the items of Product of each of the Credit Parties; provided, however, that (i) there will be quarterly reductions between annual redeterminations each equal to 5% of the greater of (x) the Intellectual Property Library Amount, as most recently redetermined in accordance with the provisions hereof and (y) $20,400,000, (ii) "Intellectual Property Library Amount" shall be redetermined with respect to the Credit Parties on an annual basis by an independent consultant approved by the Administrative Agent using methodology consistent with the initial valuation done by Consor and (iii) the Administrative Agent shall be entitled to exclude from the computation of Intellectual Property Library Amount any library credit which has not been approved by an independent consultant and in a manner in each case, approved by the Administrative Agent. The "Intellectual Property Library Amount" will not double count any value included in computing the Eligible Film Library Amount.

       "Interest Deficit" shall have the meaning given to such term in Section
2.13 hereof.

       "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or an integral multiple thereof and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of March, 2000).

       "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three, six or twelve months thereafter as the Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period may be selected which would end later than the Maturity Date, (iii) interest shall accrue from and including the first day of such Interest Period to but excluding the last date of such

Interest Period and (iv) no Interest Period of six or twelve months may be selected unless such Interest Period is generally available in the market (as determined by the Administrative Agent at the time of each request) and is consented to by all the Lenders.

       "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic cap, collar or floor or other financial agreement or arrangement designed to protect a Credit Party against fluctuations in interest rates.

       "Interest Rate Type" shall have the meaning given to such term in Section 2.1(d) hereof.

       "Investment" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor (including, without limitation, the Guaranty of loans made to others, but excluding current trade and customer accounts receivable arising in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), any purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment to make any such purchase, or any other investment.

       "Issuing Bank" shall mean The Chase Manhattan Bank, a New York banking corporation in its capacity as such or such successor as may be appointed pursuant to Section 12.12 hereof.

       "Laboratory" shall mean any laboratory acceptable to the Administrative Agent which is located in the United States and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

       "Laboratory Access Letter" shall mean a letter agreement among (i) a Laboratory holding any elements of any item of Product to which any Credit Party has the right of access, (ii) such Credit Party and (iii) the Administrative Agent, substantially in the form of Exhibit D hereto or a form otherwise acceptable to the Administrative Agent.

       "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication), the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed, whether directly or from the proceeds of a Loan hereunder.

       "Lender" and "Lenders" shall mean the financial institutions whose names appear at the foot hereof and any assignee of a Lender pursuant to Section 13.3 hereof, and their respective successors.

       "Lending Office" shall mean, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which such Lender's Eurodollar Loans or Alternate Base

Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Eurodollar Loans or Alternate Base Rate Loans are made, as notified to the Administrative Agent from time to time.

       "Letter of Credit" shall mean a letter of credit issued by the Issuing Bank pursuant to Section 2.3 hereof.

       "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Administrative Agent in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Administrative Agent, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D (for so long as such requirements are in effect).

       "Lien" shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including, without limitation, any conditional sale or other title retention agreement, any agreement to grant a security interest at a future date, any lease in the nature of security, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction).

       "Loan" or "Loans" shall have the meaning given to such term in Section 2.1(a) hereof.

       "Margin Stock" shall be as defined in Regulation U of the Board.

       "Material Adverse Effect" shall mean any change or effect that (a) has a materially adverse effect on the business, assets, properties, operations, financial condition or prospects of the Credit Parties taken as a whole, (b) materially impairs the legal right, power or authority of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lenders under, the Fundamental Documents or (d) results in the aggregate amount of the Borrowing Base being less than the sum of the aggregate principal amount of all Loans then outstanding plus the then current L/C Exposure.

       "Maturity Date" shall mean April 3, 2005.

       "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA.

       "Natexis" shall mean Natexis Banque, a French banking corporation.

       "Negative Pickup Obligation" means, with respect to any item of Product produced by a third party, a commitment to pay a certain sum of money or other Investment made by the Credit Party in order to obtain ownership or distribution rights in such item of Product, but which does not require any payment unless or until the requirements of clause (A) of the definition of Completion have been satisfied. Negative Pickup Obligation includes both "traditional"negative pickup arrangements and indirect structures.

       "Note" or "Notes" shall have the meaning given to such term in Section
2.2 hereof.

       "Notice of Assignment and Irrevocable Instructions" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of Exhibit K hereto or in such other form as shall be acceptable to the Administrative Agent, including, without limitation, the inclusion of such notice and instructions in a Distribution Agreement.

       "Obligations" shall mean the obligation of the Borrowers to make due and punctual payment of (i) principal of and interest on the Loans, the Commitment Fees, any reimbursement obligations in respect of Letters of Credit, costs and attorneys' fees and all other monetary obligations of the Borrowers to the Administrative Agent, the Issuing Bank or any Lender under this Credit Agreement, the Notes, any other Fundamental Document or the Fee Letter, (ii) all amounts payable by the Borrowers to any Lender under any Currency Agreement or Interest Rate Protection Agreement, provided that the Administrative Agent shall have received written notice thereof within ten (10) Business Days after execution of such Currency Agreement or Interest Rate Protection Agreement and
(iii) amounts payable to The Chase Manhattan Bank in connection with any bank account maintained by the Borrowers or any other Credit Party at The Chase Manhattan Bank or any other banking services provided to the Borrowers or any other Credit Party by The Chase Manhattan Bank.

       "Other Receivables" shall mean those receivables that meet all of the requirements of an "Eligible Receivable" other than that the obligor is not an Acceptable Obligor.

       "Parent" shall mean The Harvey Entertainment Company, a California corporation.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

       "Percentage" shall mean with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment.

       "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

       "Person" shall mean any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

       "Physical Materials" shall have the meaning given to such term in paragraph (iv) of the definition of "Collateral" herein.

       "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, maintained or contributed to by any Credit Party, or any ERISA Affiliate, or any other plan covered by Title IV of ERISA that covers employees of the Credit Parties.

       "Pledged Collateral" shall mean the Pledged Securities and any proceeds (as defined in Section 9-306(1) of the UCC) of the Pledged Securities.

       "Pledged Securities" shall mean (i) all of the issued and outstanding capital stock of each of the Credit Parties (other than the Parent and PMFSC) and IAC and (ii) 66% of the stock of PMFSC, in each case as initially listed on
Schedule 3.7.

       "Pledgeholder Agreement" shall mean a laboratory pledgeholder agreement among a Credit Party (or Credit Parties), the Administrative Agent, certain distributors (as applicable), the Approved Completion Guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit E-1 or Exhibit E-2 hereto, or in such other form and with such additional parties as shall be acceptable to the Administrative Agent.

       "Pledgors" shall mean those Credit Parties that own any of the Pledged Securities.

       "PM" shall mean Pepin/Merhi Entertainment Group, Inc., a California corporation.

       "PM Acquisition" shall mean the acquisition of all of the issued and outstanding capital stock of PM by the Parent pursuant to the Stock Purchase Agreement.

       "PM Acquisition Documents" shall mean the Stock Purchase Agreement and all other documents entered into or delivered in connection therewith or with the PM Acquisition.

       "PMFSC" shall mean Pepin-Merhi Entertainment Group FSC, Ltd., a corporation organized under the laws of the United States Virgin Islands.

       "PM Shareholders" shall mean Joseph P. Merhi, George Shamieh and Richard
J. Pepin, in their capacity as shareholders of all of the capital stock of PM.

       "Print and Advertising Expenses" shall mean the actual out-of-pocket print and advertising expenses associated with theatrical and home video release in any medium of an item of Product which a Credit Party is contractually obligated to pay or has paid.

       "Pro Rata Share" shall mean with respect to any Obligation or other amount, each Lender's pro rata share of such Obligation or other amount determined in accordance with such Lender's Percentage.

       "Product" shall mean any motion picture, film or video tape or any episode thereof produced for theatrical, non-theatrical or television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, or any comic book or other work, with respect to which any Credit Party (i) is the copyright owner or
(ii) acquires an equity interest or distribution rights; provided, that (y) all of the episodes of any television series for a broadcast season shall be collectively regarded as being one (1) item of Product and (z) for the purposes of the definitions of "Borrowing Base", "Eligible Film Library Amount" and "Intellectual Property Library Amount", as used throughout this Agreement, "Product" shall not include any comic book or other written work. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of a Credit Party, and all rights therein and thereto, of every kind and character.

       "Production Account(s)" shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Credit Party at a commercial bank located in the United States or otherwise acceptable to the Administrative Agent, for the sole purpose of paying the production costs of a particular item of Product, and, where applicable, as to which the Approved Completion Guarantor for such item of Product, has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product, for purposes of the Completion Bond for such item of Product.

       "Quiet Enjoyment" shall be as defined in Section 8.13 hereof.

       "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

       "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

       "Required Lenders" shall mean (i) Lenders holding at least 51% of the unpaid principal amount of the Loans and L/C Exposure then outstanding or (ii) if no Loans and no Letters of Credit are then outstanding, Lenders holding at least 51% of the Total Commitment.

       "Restricted Payment" shall mean (i) any distribution, cash dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, other than a dividend, distribution or other payment payable solely in additional shares of common and preferred stock, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any shares of any class of its own stock or equity interest(s) of another Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of, any outstanding warrants, puts or options or other rights to purchase or otherwise acquire shares of any class of stock of, or any equity interest in, a Credit Party or an Affiliate, now or hereafter outstanding and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt or any Indebtedness under any of the Shareholder Notes in each case, now or hereafter outstanding.

       "Shareholder Notes" shall mean the promissory notes dated April 3, 2000 in the aggregate principal amount of $3,500,000, which are issued by the Parent in favor of the PM Shareholders in connection with the PM Acquisition on terms acceptable to the Administrative Agent, and are subordinated to the Obligations of the Parent on subordination terms acceptable to the Administrative Agent.

       "Stock Purchase Agreement" means the stock purchase agreement dated as of April 3, 2000, in form and substance satisfactory to the Administrative Agent, pursuant to which the Parent acquires contemporaneously with this Credit Agreement all of the issued and outstanding capital stock of PM.

       "Subordinated Debt" shall mean all Indebtedness (other than Indebtedness under the Shareholder Notes) of any of the Credit Parties that is subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Administrative Agent.

       "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

       "Total Commitment" shall mean the aggregate amount of the Commitments then in effect of all of the Lenders, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

       "Total Film Exposure" shall mean the Budgeted Negative Cost plus Print and Advertising Expenses minus the aggregate amount of pre-sales or revenue received or receivable, with respect to all items of Product comprising theatrical motion pictures.

       "Total TV Exposure" shall mean the Budgeted Negative Cost minus the aggregate amount of pre-sales or revenue received or receivable with respect to all television Product.

       "Trademark Security Agreement" shall mean the Trademark Security Agreement substantially in the form of Exhibit F hereto to be executed by the Borrowers, as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time.

       "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement (as amended from time to time).

       "Uncompleted" shall mean not Completed.

       "Unrelated Producer" shall mean any Person, who is not an Affiliate of any Credit Party, who produces any item of Product, which has not been developed in whole or in part by or for any Credit Party and is not based upon any underlying literary or other property owned by or licensed to any Credit Party.


2.     THE LOANS

       SECTION 2.1. Loans.

       (a) Each Lender, severally and not jointly, agrees, upon the terms and subject to the conditions hereof, to make loans (the "Loans") to the Borrowers on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in a principal amount which when added to the aggregate principal amount of all Loans then outstanding to the Borrowers from such Lender, plus such Lender's Pro Rata Share of the then current L/C Exposure does not exceed such Lender's Commitment.

       (b) Notwithstanding anything to the contrary above, a Lender shall not be obligated to make any Loan or to incur any incremental L/C Exposure if, as a result thereof, the sum of the aggregate principal amount of all Loans then outstanding plus the then current L/C Exposure would exceed (i) the Total Commitment then in effect or (ii) the Borrowing Base.

       (c) Subject to the terms and conditions of this Credit Agreement, at any time prior to the Commitment Termination Date, the Borrowers may borrow, repay and re-borrow amounts up to the aggregate amount of the Commitments.

       (d) Each Loan shall be either an Alternate Base Rate Loan or Eurodollar Loan (each such type of Loan, an "Interest Rate Type") as the applicable Borrower may request. Subject to Section 2.10(d), each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms hereof and of the relevant Note. Subject to the other provisions of this Section, Section 2.7(b) and Section 2.11, Loans of more than one Interest Rate Type may be outstanding at the same time.

       (e) Each Loan requested hereunder on any date shall be made by each Lender in accordance with its respective Percentage.

       (f) The Borrowers shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing hereunder; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent not later than 2:00 p.m., New York City time, (i) in the case of Alternate Base Rate Loans, on the Business Day preceding the date on which such Loan is to be made and (ii) in the case of Eurodollar Loans, on the third Business Day preceding the date on which such Loan is to be made. Such notice shall specify (A) the amount of the requested Loan, (B) the date on which such Loan is to be made (which shall be a Business
Day), and (C) whether the Loan then being requested is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and the Interest Period or Interest Periods with respect thereto in the case of Eurodollar Loans. In the case of a Eurodollar Loan, if no election of an Interest Period is specified in such notice, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Interest Rate Type of any Loan, such notice shall be deemed a request for an Alternate Base Rate Loan.

       (g) The Administrative Agent shall promptly notify each Lender of its proportionate share of each Borrowing, the date of such Borrowing, the Interest Rate Type of each Loan being requested and the Interest Periods applicable thereto. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Ganush Persaud for credit to the Chase Clearing Account and in each case, no later than 12:00 noon New York City time, in Federal or other immediately available funds.

       (h) Notwithstanding any provision to the contrary in this Credit Agreement, the Borrowers shall not, in any notice of borrowing under this
Section 2.1 request any Eurodollar Loan which, if made, would result in an aggregate of more than six (6) separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing,

Eurodollar Loans having Interest Periods commencing or ending on different days shall be considered separate Eurodollar Loans.

       (i) The aggregate amount of any Borrowing consisting of Eurodollar Loans shall be in a minimum aggregate principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 and the aggregate amount of any Borrowing consisting of Alternate Base Rate Loans shall be in a minimum aggregate principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 (or such lesser amount as shall equal (i) the available but unused portion of the Total Commitment then in effect or (ii) the amount of any Borrowing to fund drawings under Letters of Credit).

       (j) The Administrative Agent shall disburse the proceeds of Loans by depositing them directly to the account specified to the Administrative Agent by the Borrowers in writing.

       SECTION 2.2. Notes; Repayment. (a) The Loans made by each Lender hereunder shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a "Note") in the face amount of such Lender's Commitment, payable to the order of such Lender, duly executed on behalf of the Borrowers and dated as of the date hereof. The outstanding principal balance of each Loan as evidenced by a Note shall be payable in full on the Maturity Date, subject to mandatory prepayment as provided in Section 2.7 hereof and acceleration as provided in Article 7 hereof.

       (b) Each of the Notes shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. Each Lender and the Administrative Agent on its behalf is hereby authorized by the Borrowers, but not obligated, to enter on the reverse of, or on an attachment to, the appropriate Note the amount of each Loan, the amount of each payment or prepayment of principal or interest and the other information provided for therein, in the appropriate spaces; provided, however, that the failure of any Lender or the Administrative Agent to enter the amount of such Loans, payments or prepayments or other information, or any error with respect thereto, shall not in any manner affect the obligation of the Borrowers to repay the Loans.

       (c) All amounts received by the Administrative Agent from or on behalf of the Borrowers as a payment or prepayment of, or interest on, the Notes shall be applied among the Notes of the Lenders on a pro rata basis in accordance with the outstanding Loans owed to each Lender.

       SECTION 2.3. Letters of Credit. (a) (i) Upon the terms and subject to the conditions hereof and of Applicable Law, the Issuing Bank agrees, upon the request of the Borrowers, to issue Letters of Credit (and to extend Letters of Credit previously issued hereunder) payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date, provided, however, that (A) the Borrowers shall not request, and the Issuing Bank shall not issue, any Letter of Credit if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate principal amount of all Loans then outstanding would exceed the lesser of the then current amount of the Borrowing Base or the Total

Commitment then in effect and (B) the Borrowers shall not request, and the Issuing Bank shall not issue (or extend), any Letter of Credit having an expiration date (x) later than the tenth day prior to the Commitment Termination Date or (y) more than one year after its date of issuance.

       (ii) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit in accordance with such Lender's Percentage.

       (iii) Each Letter of Credit may, at the option of the Issuing Bank, provide that the Issuing Bank may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence or continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Issuing Bank shall deposit the funds in question in a segregated account with the Issuing Bank to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Lenders (or, if all Obligations shall have been paid in full in cash, to the Borrowers) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by such Issuing Bank under the related Letter of Credit.

       (b) Whenever the Borrowers desire the issuance of a Letter of Credit, they shall deliver to the Administrative Agent and the Issuing Bank a written notice no later than 2:00 p.m. (New York City time) at least three (3) Business Days prior to the proposed date of issuance. That notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and
(iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Issuing Bank or the Administrative Agent, the Borrowers shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrowers shall provide a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided, however, that the Issuing Bank, in its reasonable discretion, may require customary changes in any such documents and certificates to be presented by the beneficiary. Upon issuance of each Letter of Credit, the Issuing Bank shall notify the Administrative Agent of the issuance of such Letter of Credit. Promptly after receipt of such notice, the Administrative Agent shall notify each Lender of the issuance and the amount of such Lender's respective participation in the applicable Letter of Credit.

       (c) The acceptance and payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500, as adopted or amended from time to time. The Issuing Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Issuing Bank in good faith to be genuine. The Issuing Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

       (d) If the Issuing Bank shall make payment on any draft presented under a Letter of Credit (regardless of whether a Default, Event of Default or acceleration has occurred), the Issuing Bank shall give notice of such payment to the Administrative Agent and the Lenders and each Lender hereby authorizes and requests the Issuing Bank to advance for its account, pursuant to the terms hereof, its share of such payment based upon its participation in the Letter of Credit and agrees promptly to reimburse the Issuing Bank in immediately available funds for the Dollar equivalent of the amount so advanced on its behalf by the Issuing Bank. If any such reimbursement is not made by any Lender in immediately available funds on the same day on which the Issuing Bank shall have made payment on any such draft, such Lender shall pay interest thereon to the Issuing Bank at a rate per annum equal to the Issuing Bank's cost of obtaining overnight funds in the New York Federal Funds Market for the three (3) Business Days following the time such Lender fails to make the reimbursement and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

       (e) Each of the Borrowers is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made at any time on or before the Commitment Termination Date, then payment by the Issuing Bank of such draft shall constitute an Alternate Base Rate Loan hereunder and interest shall accrue from the date the Issuing Bank makes payment on such draft under such Letter of Credit. If any draft is presented under a Letter of Credit, the payment of which is required to be made after the Commitment Termination Date or at the time when an Event of Default or Default shall have occurred and then be continuing, then the Borrowers shall immediately pay to the Issuing Bank, in immediately available funds, the full amount of such draft together with interest thereon at a rate per annum of 2% in excess of the rate then in effect for Alternate Base Rate Loans from the date on which the Issuing Bank makes such payment of such draft until the date it receives full reimbursement for such payment from the Borrowers. Each of the Borrowers further agrees that the Issuing Bank may reimburse itself for such drawing from the balance in the Chase Clearing Account or from the balance in any other account of any Borrowers maintained with the Issuing Bank.

       (f) (i) The Borrower agrees to pay the following amounts to the Issuing Bank with respect to Letters of Credit issued by it hereunder:

              (A) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

              (B) a fronting fee payable to the Issuing Bank for the period from and including the Closing Date to, but excluding, the Maturity Date, computed at a rate equal to 1/4 of 1% per annum of the daily average L/C Exposure, such fee to be due and payable in arrears on and through the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of March, 2000) prior to the Maturity Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit.

       (ii) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender in respect of its L/C Exposure, such Lender's Pro Rata Share of a commission equal to (A) a per annum percentage rate equal to the Applicable Margin for Eurodollar Loans multiplied by (B) the average daily amount of the L/C Exposure. Such commission shall be due and payable in arrears on and through the last Business Day of each March, June, September and December (commencing the last Business Day of March, 2000) prior to the Maturity Date or the expiration of the last outstanding Letter of Credit (whichever is later) and on the later of the Maturity Date and the expiration of the last outstanding Letter of Credit; and

       (iii) Promptly upon receipt by the Issuing Bank or the Administrative Agent of any amount described in clause (ii) of this Section 2.3(f), or any amount described in Section 2.3(e) previously reimbursed to the Issuing Bank by the Lenders, the Issuing Bank or the Administrative Agent (as applicable) shall distribute to each Lender its Pro Rata Share of such amount. Amounts payable under clauses (i)(A) and (i)(B) of this Section 2.3(f) shall be paid directly to the Issuing Bank and shall be for its exclusive use.

       (g) If by reason of (i) any change in Applicable Law after the Initial Date, or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Issuing Bank or any Lender with any direction, request or requirement (whether or not having the force of law) issued after the Closing Date by any Governmental Authority or monetary authority, including, without limitation, any change whether or not proposed or published prior to the Initial Date and any modifications to Regulation D occurring after the Initial Date:

              (A) the Issuing Bank or any Lender shall be subject to any tax, levy, impost, duty, fee, charge, deduction or withholding of any nature with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any other tax, levy, impost, duty, fee, charge, deduction or withholding (1) that is measured with respect to the overall net income of the Issuing Bank or such Lender or of a Lending Office of the Issuing Bank or such Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Issuing Bank or such Lender is incorporated, or in which such Lending Office is located, managed or controlled or in which the Issuing Bank or such Lender has its principal office or a presence which is not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein) or (2) that is imposed solely by reason of the Issuing Bank or such Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Issuing Bank or such Lender may properly make the declaration or claim or so establish non-residence or otherwise comply), or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.3, whether directly or by such being imposed on or suffered by the Issuing Bank or any Lender;

              (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit or any participation therein shall be changed;

              (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Issuing Bank or participations therein purchased by any Lender; or

              (D) there shall be imposed on the Issuing Bank or any Lender any other condition regarding this Section 2.3, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Lender, then and in any such case the Issuing Bank or such Lender may, at any time, notify the Borrowers, and the Borrowers shall promptly pay the Issuing Bank or such Lender upon its demand such amounts as the Issuing Bank or such Lender may specify to be necessary to compensate the Issuing Bank or such Lender for such additional cost or reduced receipt. Sections 2.10(b), (c) and (d) shall in all instances apply to the Issuing Bank and any Lender with respect to the Letters of Credit issued hereunder. The determination by the Issuing Bank or any Lender, as the case may be, of any amount due pursuant to this Section 2.3 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

       (h) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Administrative Agent may, and if directed by the Required Lenders shall, require the Borrowers to deliver to the Administrative Agent Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Required Lenders. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Issuing Bank for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Maturity Date, (i) no Default or Event of Default is then continuing, then the Administrative Agent shall return all of such collateral relating to such deposit to the Borrowers if requested by them or (ii) Letters of Credit shall expire or be returned by the beneficiary so that the amount of the Cash Equivalents delivered to the Administrative Agent hereunder shall exceed the then current L/C Exposure, then such excess shall first be applied to pay any Obligations then due under this Credit Agreement and the remainder shall be returned to the Borrowers.

       (i) Notwithstanding the termination of the Commitments and the payment of the Loans, the obligations of the Borrowers under this Section 2.3 shall remain in full force and effect until the Administrative Agent, the Issuing Bank and the Lenders shall have been irrevocably released from their obligations with regard to any and all Letters of Credit.

       SECTION 2.4. Interest. (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. Interest shall be payable in arrears on each Alternate Base Rate Loan on each applicable Interest Payment Date and on the Maturity Date.

       (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin for Eurodollar Loans. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, on the Maturity Date and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Administrative Agent shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall promptly notify the Borrowers and the Lenders of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

       (c) Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or, if applicable, converted to a Loan of a different Interest Rate Type.

       (d) Anything in this Credit Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans or with respect to any drawing under a Letter of Credit shall in no event be in excess of the maximum rate permitted by Applicable Law.

       SECTION 2.5. Commitment Fee and Other Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of March, 2000) prior to the Commitment Termination Date, on the date of any termination or reduction of the Total Commitment, and on the Commitment Termination Date, a fee (the "Commitment Fee" and collectively, for all the Lenders, the "Commitment Fees") of 1/2 of 1% per annum (computed on the basis of the actual number of days elapsed during the preceding period or quarter over a year of 360 days) on the average daily amount during the preceding period or quarter by which such Lender's Commitment (as such Commitment may be reduced in accordance with the provisions of this Credit Agreement) exceeded the sum of such Lender's Percentage of the L/C Exposure plus the aggregate principal amount of such Lender's outstanding Loans.

       (b) The Commitment Fees shall commence to accrue on the date this Credit Agreement is executed by all the parties hereto.

       (c) In addition, the Borrowers agree to pay to the Administrative Agent, on the date this Credit Agreement is executed by all the parties hereto, any and all fees that are then due and payable pursuant to the Fee Letter.

       SECTION 2.6. Termination and/or Reduction of the Commitments. (a) Upon at least three (3) Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment. In the case of a partial reduction, each such reduction of the Total Commitment shall be in a minimum aggregate principal amount of $3,500,000 or an integral multiple thereof; provided, however, that the Total Commitment may not be reduced to an amount less than the sum of the aggregate principal amount of all Loans then outstanding, plus the then current L/C Exposure. Any partial reduction of the Total Commitment shall be made among the Lenders ratably in accordance with their respective Percentages.

       (b) Simultaneously with each such termination or reduction of the Total Commitment, the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders all accrued and unpaid Commitment Fees on the amount of the Commitment so terminated or reduced through the date of such termination or reduction.

       SECTION 2.7. Default Interest; Alternate Rate of Interest. (a) So long as an Event of Default shall have occurred and be continuing (after, as well as before judgment), the Borrowers shall on demand from time to time pay interest, to the extent permitted by Applicable Law, on any then unpaid amount of the Obligations at a rate per annum of 2% in excess of the rate otherwise in effect (computed as aforesaid).

       (b) In the event, and on each occasion, that on or before the day on which the LIBO Rate for a Eurodollar Loan is to be determined as set forth herein, (i) the Administrative Agent shall have received notice from any Lender of such Lender's determination (which determination, absent manifest error, shall be conclusive) that Dollar deposits in an amount equal to the principal amount of such Lender's percentage of the Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining the principal amount of such Lender's Percentage of the Eurodollar Loan during the applicable Interest Period or (ii) the Administrative Agent shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or facsimile notice of such determination by such Lender or the Administrative Agent to the Borrowers and the Lenders and any request by the Borrowers for a Eurodollar Loan pursuant to Section 2.1 or conversion to or continuation as a Eurodollar Loan pursuant to
Section 2.8, made after receipt of such notice and until the circumstances giving rise to such notice no longer exist, shall be deemed to be a request for an Alternate Base Rate Loan; provided, however, that in the circumstances described in clause (i) above, such deemed request shall only apply to the affected Lender's portion thereof.

       SECTION 2.8. Continuation and Conversion of Loans. The Borrowers shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue any Eurodollar Loan or portion thereof for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or portion thereof to a Eurodollar Loan, subject to the following:

       (a) the Borrowers shall give the Administrative Agent prior written, facsimile or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder, of at least three (3) Business Days for any continuation as or conversion to a Eurodollar Loan; such notice shall be irrevocable and to be effective, must be received by the Administrative Agent on the day required not later than 2:00 p.m. New York City time;

       (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of a Eurodollar Loan into a subsequent Interest Period;

       (c) the aggregate principal amount of Loans continued as, or converted to, Eurodollar Loans as part of the same continuation or conversion, shall be in a minimum amount of $500,000 or in such greater amount which is an integral multiple of $100,000;

       (d) if fewer than all Loans at the time outstanding shall be continued or converted, such continuation or conversion shall be made pro rata among the Lenders in accordance with the respective Percentage of the principal amount of such Loans held by the Lenders immediately prior to such continuation or conversion;

       (e) no Alternate Base Rate Loan (or portion thereof) may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuation, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than six (6) separate Eurodollar Loans would be outstanding hereunder (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Eurodollar Loans even if made on the same date);

       (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

       (g) if a Eurodollar Loan is converted to an Alternate Base Rate Loan other than on the last day of the Interest Period with respect thereto, the amounts required by Section 2.9 shall be paid upon such conversion;

       (h) accrued interest on a Eurodollar Loan (or portion thereof) being converted or continued to an Alternate Base Rate Loan shall be paid by the Borrowers at the time of conversion or continuation (as applicable); and

       (i) each request for a continuation as, or conversion to, a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

Subject to the foregoing, in the event that the Borrowers shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be converted to an Alternate Base Rate Loan at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Borrower, promptly give the Lenders notice of any continuation or conversion.

       SECTION 2.9. Prepayment of Loans; Reimbursement of Lenders. (a) Subject to the terms of paragraph (b) of this Section 2.9, the Borrowers shall have the right at their option at any time and from time to time to prepay without premium or penalty (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Administrative Agent, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrowers to prepay such Loan in the amount and on the date stated therein. All prepayments under this Section 2.9(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

       (b) The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by such Lender (i) in the reemployment of the funds released (x) by any prepayment or conversion (for any reason whatsoever) of a Eurodollar Loan if such Loan is prepaid or converted prior to the last day of the Interest Period for such Loan or (y) in the event that after the Borrowers deliver a notice of borrowing under Section 2.2 or notice of continuation or conversion under Section 2.8 in respect of a Eurodollar Loan, such Loan is not made, continued or converted on the first day of the Interest Period specified in the applicable notice for any reason other than (I) a suspension or limitation under Section 2.7(b) of the right of the Borrowers to select a Eurodollar Loan or (II) a breach by such Lender of its obligation to fund such Loan when it was otherwise required to do so hereunder, or (ii) as a result of any Borrower's failure to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.9(a). Such loss shall be the amount as reasonably determined by such Lender as (A) the excess, if any, of (1) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day (x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of a failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (2) the amount realized by such Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above; or (B) the loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill obligations incurred in anticipation of such prepayment. Each Lender shall deliver to the Borrowers and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay such Lender the amounts shown on such certificate within ten (10) days of the Borrowers' receipt of such certificate. Each Lender shall deliver to the Borrowers and to the Administrative Agent from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by such Lender, which certificates shall be conclusive absent manifest error. The Borrowers shall pay the Administrative Agent for the account of such Lender the amounts shown on such certificate within ten (10) days of the Borrowers' receipt of such certificate.

       (c) If at any time the aggregate principal amount of outstanding Loans plus the L/C Exposure exceeds (i) the Borrowing Base as set forth on the most recent Borrowing Base Certificate or (ii) the Total Commitment, the Borrowers shall immediately pay down the Loans outstanding or otherwise eliminate such excess.

       (d) In the event any prepayment hereunder would result in the incurrence by any Lender of a loss described in Section 2.9(b), such proceeds shall be deposited into the Cash Collateral Account until such time as such prepayment would no longer result in the incurrence of any such loss, at which time the proceeds shall be applied to prepay outstanding Loans; provided that no Event of Default has occurred or is then continuing.

       (e) Unless otherwise designated in writing by the Borrowers, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.9, first to that amount of such applicable payment then maintained as Alternate Base Rate Loans by the Borrowers, and then, to that amount of such applicable principal payment maintained as Eurodollar Loans by the Borrowers in order of the scheduled expiry of Interest Periods with respect thereto.

       (f) All prepayments shall be accompanied by accrued but unpaid interest on the principal amounts being prepaid to but not including the date of prepayment.

       SECTION 2.10. Change in Circumstances. (a) In the event that after the Initial Date as determined for any Lender, any change in Applicable Law or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clauses (ii), (iii) or (iv) below any changes in conditions, shall occur which shall:

              (i) subject any Lender to, or increase the net amount of, any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding (x) that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein), or (y) that is imposed solely by reason of any Lender failing to make a declaration of, or otherwise to establish, nonresidence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where a Lender may properly make such declaration or claim or so establish nonresidence or otherwise comply); or

              (ii) change the basis of taxation of any payment to any Lender of principal of or interest on any Eurodollar Loan or other fees and amounts payable to any Lender hereunder, or any combination of the foregoing, other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or therein or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of such Lender or of a Lending Office of such Lender, and that is imposed by the United States of America, or by the jurisdiction in which such Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which such Lender has its principal office or a presence not otherwise connected with, or required by, this transaction (or any political subdivision or taxing authority thereof or therein); or

              (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, an office of such Lender with respect to any Eurodollar Loan; or

              (iv) impose upon such Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to such Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Lender in connection with any Eurodollar Loan hereunder, or to require such Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which such Lender in its sole judgment shall deem material, then and in each case, the Borrowers agree to pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate such Lender for such cost, reduction or payment.

       (b) If at any time and from time to time after the Initial Date, any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy which is adopted after the Initial Date, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender (or any Lending Office of such Lender) or any Lender's holding company with any request or directive issued after the Initial Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued or participated in by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrowers agree to pay to the Administrative Agent for the account of such Lender, as provided in paragraph (c) below, such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered to the extent attributable to this Credit Agreement or the Loans made or Letters of Credit issued or participated in pursuant hereto.

       (c) Each Lender shall deliver to the Borrowers and to the Administrative Agent from time to time one or more certificates setting forth the amounts due to such Lender under paragraphs (a) or (b) above, the changes as a result of which such amounts are due and the manner of computing such amounts. Each such certificate shall be conclusive in the absence of manifest error. The Borrowers shall pay to the Administrative Agent for the account of each such Lender the amounts shown as due on any such certificate within ten (10) business days after the Borrowers' receipt of the same. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion. The protection of this Section 2.10 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation hereunder.

       (d) Each Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.3(g), this Section 2.10,
Section 2.11 or Section 2.12(e) or (ii) would require the Borrowers to pay an increased amount under Section 2.3(g), this Section 2.10, Section 2.11 or
Section 2.12(e), it will use reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit as required by Section 2.3 through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by such Lender thereunder in respect of such Loans, Letters of Credit or participations therein would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans, Letters of Credit or participations therein pursuant to Section 2.3(g), this Section 2.10, Section 2.11 or Section 2.12(e) would be materially reduced or the taxes or other amounts otherwise payable under Section 2.3(g), this
Section 2.10, Section 2.11 or Section 2.12(e) would be materially reduced, and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

       (e) Each Lender will use reasonable efforts to notify the Borrowers, through the Administrative Agent, of any event of which it has knowledge that will entitle such Lender to compensation pursuant to subsections 2.3(g), 2.9(b), this Section 2.10, Section 2.11, or Section 2.12(e). No failure by any Lender to give (or delay in giving) such notice shall adversely affect such Lender's rights to such compensation.

       SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the Initial Date in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrowers and the Administrative Agent, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder and/or (ii) require that, subject to Section 2.9(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Such Lender's pro rata portion of any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

       (b) A notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrowers.

       SECTION 2.12. United States Withholding. (a) Prior to the date of the initial Loans hereunder, and prior to the effective date set forth in the Assignment and Acceptance with respect to any Lender becoming a Lender after the date hereof, and from time to time thereafter if requested by the Borrowers or the Administrative Agent or required because, as a result of a change in law or a change in circumstances or otherwise, a previously delivered form or statement becomes incomplete or incorrect in any material respect, each Lender organized under the laws of a jurisdiction outside the United States shall provide, if applicable, the Administrative Agent and the Borrowers with complete, accurate and duly executed forms or other statements prescribed by the Internal Revenue Service of the United States certifying such Lender's exemption from, or entitlement to a reduced rate of, United States withholding taxes (including backup withholding taxes) with respect to all payments to be made to such Lender hereunder and under any other Fundamental Document.

       (b) The Borrowers and the Administrative Agent shall be entitled to deduct and withhold any and all present or future taxes or withholdings, and all liabilities with respect thereto, from payments to a Lender hereunder or under any other Fundamental Document, if and to the extent that the Borrowers or the Administrative Agent in good faith determines that such deduction or withholding is required by the law of the United States, including, without limitation, any applicable treaty of the United States. In the event the Borrowers or the Administrative Agent shall so determine that deduction or withholding of taxes is required, they shall advise the affected Lender as to the basis of such determination prior to actually deducting and withholding such taxes. In the event the Borrowers or the Administrative Agent shall so deduct or withhold taxes from amounts payable hereunder, they (i) shall pay to, or deposit with, the appropriate taxing authority in a timely manner the full amount of taxes it has deducted or withheld; (ii) shall provide to each Lender from whom taxes were deducted or withheld, evidence of payment of such taxes to, or the deposit thereof with, the appropriate taxing authority and a statement setting forth the amount of taxes deducted or withheld, the applicable rate, and any other information or documentation reasonably requested by such Lender; and (iii) shall forward to each such Lender any official tax receipts or other documentation with respect to the payment or deposit of the deducted or withheld taxes as may be issued from time to time by the appropriate taxing authority. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent may withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

       (c) Each Lender agrees (i) that as between it and the Borrowers or the Administrative Agent, such Lender shall be the Person to deduct and withhold taxes, and to the extent required by law, it shall deduct and withhold taxes on amounts that such Lender may remit to any other Person(s) by reason of any undisclosed transfer or assignment of an interest in this Credit Agreement to such other Person(s) pursuant to Section 13.3; and (ii) to indemnify the Borrowers and the Administrative Agent and any officers, directors, agents, employees or representatives of the Borrowers or the Administrative Agent against, and to hold them harmless from, any tax, interest, additions to tax, penalties, reasonable counsel and accountants' fees, disbursements or payments arising from the assertion by any appropriate taxing authority of any claim against them relating to a failure to withhold taxes as required by law with respect to amounts described in clause (i) of this paragraph (c) or arising from the reliance by the Borrowers or the Administrative Agent on any form or other document furnished by such Lender and purporting to establish a basis for not withholding, or for withholding at a reduced rate, taxes with respect to payments hereunder or under any other Fundamental Document.

       (d) Each assignee of a Lender's interest in this Credit Agreement in conformity with Section 13.3 shall be bound by this Section 2.12, so that such assignee will have all of the obligations and provide all of the forms and statements and all indemnities, representations and warranties required to be given under this Section 2.12.

       (e) Notwithstanding the foregoing, in the event that any withholding taxes or additional United States withholding taxes shall become payable solely as a result of any change in any statute, treaty, ruling, determination or regulation occurring after the Initial Date in respect of any sum payable by the Borrowers hereunder or under any other Fundamental Document to any Lender or the Administrative Agent (i) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrowers shall forward to such Lender or the Administrative Agent (as the case may be) the official tax receipts or other documentation pursuant to Section 2.12(b). In addition, the Borrowers shall indemnify each Lender and the Administrative Agent for any additional withholding taxes paid by such Lender or the Administrative Agent, as the case may be, or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such additional withholding taxes were correctly or legally asserted.

       (f) In the event that a Lender receives a refund of or credit for taxes withheld or paid pursuant to clause (e) of this Section, which credit or refund is identifiable by such Lender as being a result of taxes withheld or paid in connection with sums payable hereunder or under any other Fundamental Document, such Lender shall promptly notify the Administrative Agent and the Borrowers and shall remit to the Borrowers the amount of such refund or credit allocable to payments made hereunder or under any other Fundamental Document.

       (g) Each Lender agrees that after it becomes aware of the occurrence of an event that would cause the Borrowers to pay any amount pursuant to clause (e) of this Section 2.12, it will use reasonable efforts to notify the Borrowers of such event and, to the extent not inconsistent with such Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of such Lender, or, if applicable, to participate in Letters of Credit through another Lending Office of such Lender if as a result thereof the additional monies which would otherwise be required to be paid by reason of
Section 2.13(e) in respect of such Loans, Letters of Credit or participations therein would be materially reduced, and if, as determined by such Lender, in its discretion, the making, funding or maintaining of such Loans, Letters of Credit or participations therein through such other Lending Office would not otherwise materially adversely affect such Loans, Letters of Credit or participations therein or such Lender.

       SECTION 2.13. Interest Adjustments. If the provisions of this Credit Agreement or any Note would at any time require payment by the Borrowers to a Lender of any amount of interest in excess of the maximum amount then permitted by Applicable Law with respect to any Loan, the interest payments to that Lender shall be reduced to the extent necessary in order that such Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, a Lender shall receive interest payments hereunder or under a Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to a Lender hereunder and under a Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Lender to receive interest in excess of the maximum amount then permitted by Applicable Law with respect to the Loans.

       The amount of any Interest Deficit relating to a Loan and the Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrowers to the Lenders of all the Loans at that time outstanding pursuant to
Section 2.9(a) hereof and a termination of the Commitments under Section 2.6. The amount of any Interest Deficit relating to a particular Loan and Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.9(a) hereof and a termination of the Commitments under Section 2.6) shall be canceled and not paid.

       SECTION 2.14. Manner of Payments. All payments of principal and interest by the Borrowers in respect of any Loans shall be pro rata among the Lenders in accordance with their Percentage. All payments by the Borrowers hereunder and under the Notes shall be made without offset or counterclaim in Dollars, in immediately available funds, at the office of The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: Ganesh Persaud, for credit to the Chase Clearing Account, no later than 12:00 noon, New York City time, on the date on which such payment shall be due. Any payment received at such office after such time shall be deemed received on the following Business Day.

       SECTION 2.15. Provisions Relating to the Borrowing Base. (a) The Administrative Agent or the Required Lenders may from time to time by written notice to the Borrowers (i) delete any Person or Affiliated Group from the schedule of Acceptable Obligors or (ii) decrease the Allowable Amount for any Acceptable Obligor, in each case, as the Administrative Agent or the Required Lenders, as the case may be, acting in good faith may deem appropriate. Any such notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrowers under
Section 2.9(d), such notice shall not be given effect for purposes of such mandatory prepayment, but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrowers' receipt of such notice.

       (b) The Required Lenders may (either independently or after a request has been received from the Borrowers) from time to time by written notice to the Borrowers add or reinstate a Person or Affiliated Group to the schedule of Acceptable Obligors or increase or reinstate the Allowable Amount for any Acceptable Obligor, as they may in their discretion deem appropriate.

       (c) In the event the Administrative Agent or the Required Lenders notifies the Borrowers that a Person or Affiliated Group is to be deleted as an Acceptable Obligor in accordance with Section 2.15(a), no additional Eligible Receivables from such Person or Affiliated Group may be included in the Borrowing Base subsequent to such notice unless the Administrative Agent or the Required Lenders thereafter notifies the Borrowers that such Person or Affiliated Group is reinstated as an Acceptable Obligor in accordance with
Section 2.15(b). In the event the Administrative Agent or the Required Lenders notify the Borrowers that the Allowable Amount with respect to an Acceptable Obligor is to be reduced in accordance with Section 2.15(a), no additional Eligible Receivables from such Acceptable Obligor may be included in the Borrowing Base subsequent to such notice if such inclusion would result in the aggregate amount of Eligible Receivables from such Acceptable Obligor being in excess of the Allowable Amount for such Acceptable Obligor after giving effect to such reduction unless the Administrative Agent or the Required Lenders thereafter notifies the Borrowers that the Allowable Amount for such Acceptable Obligor is increased in accordance with Section 2.15(b); provided, however, that the Allowable Amount for such Acceptable Obligor shall automatically be restored to its former amount upon request of the Borrowers if the Administrative Agent is satisfied in good faith that the circumstances which caused the Administrative Agent or the Required Lenders, as the case may be, to reduce such Allowable Amount are no longer continuing.

3.     REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

       In order to induce the Administrative Agent, the Issuing Bank and the Lenders to enter into this Credit Agreement and to make the Loans and issue or purchase participations in the Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Administrative Agent, the Issuing Bank and the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Notes, the making of the Loans and the issuance of the Letters of Credit:

       SECTION 3.1. Existence and Power. (a) Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in all jurisdictions where (i) the nature of its properties or business so requires and (ii) the failure to be in good standing would render any Eligible Receivable unenforceable or would give rise to a material liability of such Credit Party (a list of such jurisdictions as of the date hereof is attached hereto as Schedule 3.1(a)).

       (b) Each of the Credit Parties has the power and authority (i) to own its respective properties and carry on its respective business as now being conducted, (ii) to execute, deliver and perform, as applicable, its obligations under the Fundamental Documents and any other documents contemplated thereby to which it is or will be a party, and (iii) to grant to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, a security interest in the Collateral as contemplated by Article 8 and in the Pledged Securities as contemplated by Article 10 hereof; and in the case of the Guarantors, to guaranty the Obligations as contemplated by Article 9 hereof.

       SECTION 3.2. Authority and No Violation. (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party, the grant to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders of the security interest in the Collateral and the Pledged Securities as contemplated herein and by the other Fundamental Documents and, in the case of the Borrowers, the Borrowings hereunder and the execution, delivery and performance of the Notes and, in the case of each Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof, (i) have been duly authorized by all necessary corporate action on the part of each such Credit Party, (ii) will not constitute a violation of any provision of Applicable Law in any material respect or any order of any Governmental Authority applicable to such Credit Party, or any of its properties or assets in any material respect, (iii) will not violate any provision of the Certificate of Incorporation, By-Laws, or any other organizational document of any Credit Party, (iv) will not violate any provision of any Distribution Agreement, indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or any of its properties or assets are bound in any material respect, (v) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any such Distribution Agreement, indenture, agreement, bond, note or other instrument, and (vi) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to this Credit Agreement or the other Fundamental Documents.

       (b) There are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

       SECTION 3.3. Governmental Approval. All authorizations, approvals, registrations or filings from or with any Governmental Authority (other than UCC financing statements, the Copyright Security Agreement and the Trademark Security Agreement which will be delivered to the Administrative Agent on or prior to the Closing Date, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrowers of the Notes, have been duly obtained or made, and are in full force and effect, and if any further authorizations, approvals, registrations or filings should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

       SECTION 3.4. Binding Agreements. This Credit Agreement and the other Fundamental Documents when executed, will constitute the legal, valid and binding obligations of each Credit Party that is a party thereto, enforceable against such Credit Party in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

       SECTION 3.5. Financial Statements. (a) (i) The audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries at the fiscal year ended December 31, 1998 and (ii) the unaudited consolidated balance sheet of the Parent and its Consolidated Subsidiaries for the quarter ended September 30, 1999, together with the related statements of income and the related notes and supplemental information for the audited statements, have been prepared in accordance with GAAP in effect as of such date consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements to changes resulting from year-end and audit adjustments. All of such financial statements fairly present the financial position or the results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis at the dates or for the periods indicated, subject to year-end and audit adjustments in the case of unaudited statements, and reflect all known liabilities, contingent or otherwise, that GAAP require, as of such dates, to be shown or reserved against.

       (b) (i) The audited consolidated balance sheet of PM and its Consolidated Subsidiaries at the fiscal year ended February 28, 1999 and (ii) the unaudited consolidated balance sheet of PM and its Consolidated Subsidiaries for the quarter ended August 31, 1999, together with the related statements of income and the related notes and supplemental information for the audited statements, have been prepared in accordance with GAAP in effect as of such date consistently applied, except as otherwise indicated in the notes to such financial statements and subject in the case of unaudited statements to changes resulting from year-end and audit adjustments. All of such financial statements fairly present the financial position or the results of operations of PM and its Consolidated Subsidiaries on a consolidated basis at the dates or for the periods indicated, subject to year-end and audit adjustments in the case of unaudited statements, and reflect all known liabilities, contingent or otherwise, that GAAP require, as of such dates, to be shown or reserved against.

       SECTION 3.6. No Material Adverse Change. (a) There has been no material adverse change with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of (i) the Credit Parties (other than PM) taken as a whole from September 30, 1999 or (ii) PM from November 30, 1999.

       (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans and all costs and expenses relating to the acquisition of PM by the Parent) (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties);
(iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (i)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability or a claim, and "claim" means (y) right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (z) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

       SECTION 3.7. Ownership of Pledged Securities, Subsidiaries, etc. (a) Annexed hereto as Schedule 3.7 is a correct and complete list as of the date hereof, of each Credit Party showing, as to each, (i) its name, (ii) the jurisdiction in which it was incorporated and (iii) its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of its capital stock.

       (b) Except for (i) the ownership by the Parent of 50% of the membership interests in Harvey Fashions, LLC, (ii) the ownership by the Parent of 468,883 shares of Kushner Locke common stock, (iii) the ownership by PM of 5,672 shares of Metromedia International Group, Inc. common stock, (iv) the ownership by the Parent of 68,181.82 shares of Tutornet.com, Inc. common stock, (v) the ownership by the Parent of an option to purchase 45,455 shares of Tutornet.com, Inc. common stock at $11.00 per share, and (vi) the ownership by the Parent of a warrant to purchase 25,000 shares of LearningSoft Corporation common stock at $2.52 per share, no Credit Party owns any voting stock or other beneficial interest, either directly or indirectly, in any Person other than another Credit Party.

       SECTION 3.8. Copyrights, Trademarks and Other Rights. (a) On the date hereof, the items of Product listed on Schedule 3.8(a) hereto comprise all of the Product in which any Credit Party has any right, title or interest (either directly, through a joint venture or partnership or otherwise). The copyright registration number and the character of the interests held by the relevant Credit Party for such items of Product are set forth across from the description of such item of Product and as to each item of Product owned by any Credit Party, the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordations to the Administrative Agent. Schedule 3.8(a) also identifies the location of the best available Physical Materials related to each item of Product owned by Credit Parties. To the best of each Credit Party's knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, care, contract, property or copyright right or any other right of any Person or contain any libelous or slanderous material. There is no claim, suit, action or proceeding pending or threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product owned by such Credit Party which would have a Material Adverse Effect on such Credit Party, and no Credit Party has any knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product owned by such Credit Party.

       (b) Schedule 3.8(b) hereto (i) lists all the trademarks registered by any Credit Party on the date hereof and identifies the Credit Party which registered each such trademark and (ii) specifies as to each, the jurisdictions in which such trademark has been issued or registered (or, if applicable, in which an application for such issuance or registration has been filed), including the respective registration or application numbers and applicable dates of registration or application and (iii) specifies as to each, as applicable, material licenses, sublicenses and other material agreements as of the date hereof (other than any agreements which relate to the exploitation of an item of Product), to which any Credit Party is a party and pursuant to which any Person is authorized to use such trademark. Each trademark set forth on Schedule 3.8(b) will be included on Schedule A to the Trademark Security Agreement to be delivered to the Administrative Agent on or prior to the Closing Date pursuant to Section 4.1(h).

       (c) All applications and registrations for all copyrights, trademarks, service marks, trade names and service names in which any Credit Party has any right, title or interest are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Credit Parties to maintain their validity or effectiveness.

       SECTION 3.9. Fictitious Names. Except as disclosed on Schedule 3.9, none of the Credit Parties has done business, is doing business or intends to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

       SECTION 3.10. Title to Properties. The Credit Parties have good title to each of the properties and assets reflected on the most recent financial statements delivered pursuant to Section 5.1(a) hereof (other than such properties or assets disposed of in the ordinary course of business since the date of such financial statements) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

       SECTION 3.11. Places of Business. The chief executive office of each Credit Party is, on the date hereof, as set forth on Schedule 3.11 hereto. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

       SECTION 3.12. Litigation. Schedule 3.12 sets forth a list of all actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority or any investigation by any Governmental Authority of the affairs of, or to the best of each Credit Party's knowledge, threatened action, suit or other proceeding against or affecting, any Credit Party or any of their respective properties or rights. There are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or any investigation by any Governmental Authority of the affairs of, or to the best of each Credit Party's knowledge, threatened action, suit or other proceeding against or affecting, any Credit Party or of any of their respective properties or rights which either (A) if adversely determined, could reasonably be expected to have a Material Adverse Effect, or (B) relate to this Credit Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default could reasonably be expected to have a Material Adverse Effect.

       SECTION 3.13. Federal Reserve Regulations. No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations T, U and X thereto.

       SECTION 3.14. Investment Company Act. No Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or any other Applicable Law of the United States of America or any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

       SECTION 3.15. Taxes. Each Credit Party has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.13 hereof. No Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties believe that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are accurate.

       SECTION 3.16. Compliance with ERISA. (a) Each Plan has been maintained and operated in all material respects in accordance with all applicable laws, including ERISA and the Code, and each Plan intended to qualify under Section 401(a) of the Code so qualifies. No Reportable Event has occurred in the last five years as to any Plan, and the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) did not, in the aggregate, as of the last annual valuation date applicable thereto, exceed the actuarial value of the assets of such Plans allocable to such benefits. No material liability has been, and no circumstances exist pursuant to which any material liability could be, imposed upon any Credit Party or ERISA Affiliate (i) under Sections 4971 through 4980E of the Code, Sections 502(i) or 502(l) of ERISA, or under Title IV of ERISA with respect to any Plan or Multiemployer Plan, or with respect to any plan heretofore maintained by any Credit Party or ERISA Affiliate, or any entity that heretofore was an ERISA Affiliate, (ii) for the failure to fulfill any obligation to contribute to any Multiemployer Plan, or (iii) with respect to any Plan that provides post-retirement welfare coverage (other than as required pursuant to Section 4980B of the Code). Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated.

       (b) The execution, delivery and performance of the Fundamental Documents and the consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

       SECTION 3.17. Agreements. (a) No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (including, without limitation, any Distribution Agreement) to which it is a party which could reasonably be expected to result in a Material Adverse Effect.

       (b) Schedule 3.17 is a true and complete listing as of the date hereof of
(i) all credit agreements, indentures, and other agreements related to any indebtedness for borrowed money of any Credit Party, other than the Fundamental Documents, (ii) all joint venture agreements to which any Credit Party is a party, (iii) all material Distribution Agreements, (iv) all agreements or other arrangements pursuant to which a Credit Party has granted a Lien to any Person and (v) all other contractual arrangements entered into by a Credit Party or by which any Credit Party is bound which arrangements are material to any Credit Party, including but not limited to, Guaranties and employment agreements. The Credit Parties have delivered or made available to the Administrative Agent a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract, agreement or arrangement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $100,000, (B) incur liabilities or obligations in excess of $100,000 or (C) likely suffer damages or losses in excess of $100,000 by reason of the breach or termination thereof.

       SECTION 3.18. Security Interest. This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder, will create and grant to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders (upon
(i) the filing of the appropriate UCC-1 financing statements with the filing offices listed on Schedule 3.18, (ii) the filing of the Copyright Security Agreement with the U.S. Copyright Office, (iii) the filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office and (iv) the delivery of the Pledged Securities with appropriate stock powers to the Administrative Agent) valid and first priority perfected security interests in the Collateral, (subject only to Permitted Encumbrances) and in the Pledged Securities.

       SECTION 3.19. Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered, contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with all such other agreements, documents, certificates and statements, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party (other than general industry conditions or facts which have been disclosed to the Lenders in writing) which would have or could reasonably be expected in the future to have a Material Adverse Effect.

       SECTION 3.20. Environmental Liabilities. (a) No Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at, from or in any way affecting, any of its properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and to the best of each Credit Party's knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

       (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a Material Adverse Effect and (ii) no claims have been made against any of the Credit Parties in the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a Material Adverse Effect which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees, agents, representatives or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could have a Material Adverse Effect.

       SECTION 3.21. Pledged Securities. (a) All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any Liens, other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder. Except as set forth on Schedule 3.7, there are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock, of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on
Schedule 3.7.

       (b) Except as set forth on Schedule 3.7, there are no warrants, options, conversion or similar rights currently outstanding with respect to, and no agreements to purchase or otherwise acquire, any shares of the capital stock or other equity interests of any issuer of any of the Pledged Securities; and there are no securities or obligations of any kind convertible into any shares of the capital stock or other equity interests of any issuer of any of the Pledged Securities.

       (c) Article 10 of this Credit Agreement creates in favor of the Administrative Agent (on behalf of the Administrative Agent, the Issuing Bank and the Lenders) a valid, binding and enforceable security interest in, and Lien upon, all right, title and interest of the Pledgors in the Pledged Securities and constitutes a fully perfected first and prior security interest and Lien upon all right, title and interest of the Pledgors in such Pledged Securities.

       SECTION 3.22. Compliance with Laws. No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a Material Adverse Effect. The Borrowings hereunder, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by Section 5.18 hereof and any other transactions contemplated hereby will not violate any Applicable Law.

       SECTION 3.23. Subsidiaries. Since the date hereof, no Credit Party has acquired or created any new direct or indirect Subsidiary other than in accordance with the provisions of Section 6.27 hereof.

       SECTION 3.24. Year 2000. The Year 2000 date change has not resulted in disruption of any Credit Party's or any of its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which any Credit Party's or Subsidiary's systems interface), or to such Credit Party's or such Subsidiary's operations or business systems, or to the best of such Credit Party's or such Subsidiary's knowledge, to the operations or business systems of such Credit Party's major vendors, customers, suppliers and counterparties. None of the Credit Parties has any reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of any Credit Party or any of its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default or a Material Adverse Effect.

       SECTION 3.25. PM Acquisition Due Diligence Investigation. The Parent has exercised due care in completing its due diligence investigation relating to the PM Acquisition and the Administrative Agent may, in its discretion, rely on the results of such due diligence investigation by the Parent, but shall be under no obligation to do so.

       SECTION 3.26. PMFSC. No real, personal or other property is owned by PMFSC.

4.     CONDITIONS OF LENDING

       SECTION 4.1. Conditions Precedent to Initial Loan or Letter of Credit. The obligation of the Issuing Bank to issue the initial Letter of Credit, and of each Lender to make the initial Loan or participate in the initial Letter of Credit, is subject to the satisfaction in full of the following conditions precedent:

       (a) Corporate Documents. The Administrative Agent shall have received, with copies for each of the Lenders:

              (i) a copy of the articles or certificate of incorporation of each Credit Party, certified on a recent date by the Secretary of State of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

              (ii) a certificate of the Secretary of State of such jurisdiction of incorporation, dated as of a recent date as to the good standing of, and payment of taxes by, each Credit Party which certificate lists the charter documents on file in the office of such Secretary of State;

              (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which such Credit Party is qualified as a foreign corporation as listed in Schedule 3.1(a) hereto;

              (iv) a certificate of the Secretary of each Credit Party, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such party as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of such party authorizing the execution, delivery and performance in accordance with their respective terms of the Fundamental Documents executed by such Credit Party and any other documents required or contemplated hereunder or thereunder, the grant of the security interests in the Collateral, and in the case of the Borrowers, the borrowings hereunder, and, in the case of the Parent, the PM Acquisition, and that such resolutions have not been amended, rescinded or supplemented and are currently in effect; (C) that the certificate of incorporation of such party have not been amended since the date of the last amendment thereto indicated on the certificates of the Secretary of State furnished pursuant to clause (i) above; and (D) as to the incumbency and specimen signature of each officer of such party executing any Fundamental Document (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

              (v) such additional supporting documents as the Administrative Agent or its counsel or any Lender may reasonably request.

       (b) Credit Agreement; Notes. The Administrative Agent shall have received
(i) executed counterparts of this Credit Agreement, which, when taken together, bear the signatures of the Administrative Agent, the Issuing Bank, all of the Credit Parties and all of the Lenders and (ii) the Notes executed by the Borrowers.

       (c) Opinion of Counsel. The Administrative Agent shall have received the written opinion of Sidley & Austin, counsel to the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders which opinion shall be substantially in the form attached hereto as Exhibit B and in form and substance satisfactory to the Administrative Agent and Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

       (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from September 30, 1999 except for changes due to general economic conditions which are outside the control of the Credit Parties.

       (e) Insurance. The Parent shall have furnished the Administrative Agent with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Administrative Agent that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as Administrative Agent, as the Certificate holder and shall evidence the Credit Parties' compliance with Section 5.5(f) with respect to all insurance coverage existing as of the Closing Date.

       (f) Borrowing Base Certificate. The Administrative Agent shall have received an initial Borrowing Base Certificate substantially in the form of
Exhibit I hereto, signed by an Authorized Officer.

       (g) Security and Other Documentation. The Administrative Agent shall have received fully executed copies of (i) Pledgeholder Agreements for each item of Product for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8(a) hereto; (ii) a Copyright Security Agreement listing each item of Product in which any Credit Party has a copyrightable interest (as listed on Schedule 3.8(a) hereto) executed by each such Credit Party; (iii) a Trademark Security Agreement for each trademark in which any Credit Party has any interest (as listed on Schedule 3.8(b) hereto) executed by each such Credit Party; (iv) Laboratory Access Letters for each item of Product where any Credit Party has access rights to any physical elements of such item of Product; (v) appropriate UCC-1 financing statements relating to the Collateral; and (vi) the Pledged Securities with appropriate undated stock powers executed in blank.

       (h) Security Interests in Copyrights and other Collateral. The Administrative Agent shall have received evidence satisfactory to it that each Credit Party, has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in the documents and other materials presented to the Lenders, to enable such Credit Party to perform the Distribution Agreements to which such Credit Party is a party and as to each Credit Party, to grant to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders with a first priority perfected security interest in the Pledged Securities and Collateral (subject in the case of the Collateral, to Permitted Encumbrances) have been filed or delivered to the Administrative Agent in satisfactory form for filing.

       (i) Payment of Fees. All fees and expenses then due and payable by any Credit Party to the Administrative Agent and/or the Lenders in connection with the transactions contemplated hereby or as required by the Fee Letter shall have been paid.

       (j) PM Acquisition.

              (i) The Administrative Agent shall have completed a due diligence investigation relating to the PM Acquisition and the results of such investigation shall have been satisfactory to the Administrative Agent;

              (ii) The Parent and the PM Shareholders shall have entered into each of the PM Acquisition Documents and IAC, Imperial and Natexis have entered into the Inferno Sale Agreement, each of which shall be in full force and effect. All conditions precedent to the consummation of the PM Acquisition as set forth in the PM Acquisition Documents shall have been satisfied, and not waived except with the consent of the Administrative Agent and the

Required Lenders, to the satisfaction of the Administrative Agent. The PM Acquisition shall have been, or shall be, consummated contemporaneously hereunder in accordance with the Stock Purchase Agreement and Applicable Law;

              (iii) As of the date hereof, PM shall be a Credit Party for all the purposes of this Credit Agreement; and

              (iv) On or prior to the Closing Date, the structure and all terms of, and all documentation for, the PM Acquisition shall be satisfactory in form and substance to the Administrative Agent.

       (k) Subordination Agreements. The Administrative Agent shall have received from each PM Shareholder in whose favor a Shareholder Note has been issued by the Parent, a subordination agreement in form and substance acceptable to the Administrative Agent, pursuant to which the obligations of the Parent to such PM Shareholder are fully and effectively subordinated to the payment in full of the Obligations.

       (l) Imperial and City National Releases. The Administrative Agent shall have received from each of Imperial and City National (i) a release in form and substance satisfactory to the Administrative Agent pursuant to which Imperial fully and effectively releases all of the security interests granted to it by PM pursuant to the Revolving Credit Loan and Security Agreement dated as of July 20, 1995, as amended, between PM and Imperial or otherwise, and City National fully and effectively releases all of the security interests granted to it by HCI pursuant to the Revolving Loan and Security Agreement dated as of October 27, 1993 between HCI and City National or otherwise and (ii) all appropriate UCC-3 financing statement terminations and laboratory pledgeholder agreement terminations in each case, in form and substance satisfactory to the Administrative Agent.

       (m) Notices of Assignment and Irrevocable Instructions. The Administrative Agent shall have received, to the extent not already received, with respect to each Eligible Receivable included in the initial Borrowing Base Certificate, a Notice of Assignment and Irrevocable Instructions executed by the appropriate Credit Party.

       (n) Chain of Title. The Administrative Agent shall have received copies of all agreements, instruments of transfer or other instruments (in recordable form) (including, without limitation, the rights agreements) necessary to establish, to the satisfaction of the Administrative Agent, (i) the applicable Credit Party's ownership of sufficient copyright rights in the literary properties upon which each item of Product, which is included in the Borrowing Base, is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant to the Administrative Agent for the benefit of the Lenders the security interests which are contemplated by this Credit Agreement, and (ii) the interest of such Credit Party in the literary and other properties upon which each item of Product, which is included in the Borrowing Base, is to be based.

       (o) Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which involves this Credit Agreement or which in the Administrative Agent's good faith judgment could reasonably be expected to have a Material Adverse Effect.

       (p) UCC Searches. The Administrative Agent shall have received UCC, copyright office and other searches satisfactory to it indicating that no other filings, encumbrances or transfers (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Administrative Agent to make a UCC filing in order to provide the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank or the Lenders) with a perfected security interest in the Collateral.

       (q) ERISA. The Administrative Agent shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

       (r) Contribution Agreement. The Administrative Agent shall have received a fully executed Contribution Agreement duly executed by each of the Credit Parties.

       (s) Material Agreements. The Administrative Agent shall have received a copy, certified by the Borrower, of each agreement listed on Schedule 3.17 and each original Acceptable L/C in existence on the Closing Date.

       (t) Employment Agreement. The Administrative Agent shall have received a copy, certified by an Authorized Officer, of the executed Employment Agreement and the Employment Agreement shall be satisfactory to the Administrative Agent.

       (u) Required Consents and Approvals. The Administrative Agent shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby and by the PM Acquisition from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party and from any other entity whose consent or approval the Administrative Agent in its reasonable discretion deems necessary to the transactions contemplated hereby and by the PM Acquisition.

       (v) Federal Reserve Regulations. The Administrative Agent shall be satisfied that the provisions of Regulations T, U and X of the Board will not be violated by the transactions contemplated hereby.

       (w) Compliance with Laws. The Administrative Agent shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law, or any order of any court or other agency of the United States or any state thereof applicable to any of the Credit Parties or any of their respective properties or assets.

       (x) Approval of Counsel to the Administrative Agent. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent.

       (y) Other Documents. The Administrative Agent shall have received such other documentation as the Administrative Agent may reasonably request.

       SECTION 4.2. Conditions Precedent to Each Loan and Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit and of the Lenders to make each Loan and to participate in each Letter of Credit (including the initial Loan and/or Letter of Credit) are subject to the following conditions precedent:

       (a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or the Issuing Bank shall have received a notice with respect to such Letter of Credit as required by Article 2 hereof.

       (b) Borrowing Certificate. The Administrative Agent shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer on behalf of the Borrowers.

       (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and/or issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

       (d) No Event of Default. On the date of each Borrowing or issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing, nor shall any such event occur by reason of the making of such Loan or the issuance of such Letter of Credit.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this Section 4.2.

5.     AFFIRMATIVE COVENANTS

       From the date hereof and for so long as the Commitments shall be in effect, any amount shall remain outstanding under the Notes, any L/C Exposure shall remain outstanding or any Obligation shall remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, each of them will, and will cause each of its Subsidiaries to:

       SECTION 5.1. Financial Statements and Reports. Furnish or cause to be furnished to the Administrative Agent, the Issuing Bank and each of the Lenders:

       (a) Within ninety (90) days after the end of each fiscal year of the Parent (commencing with fiscal year 1999), the audited consolidated balance sheet of the Parent and its Consolidated Subsidiaries, in each case as at the end of, and the related statements of income, stockholders' equity and cash flows for, such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an unqualified report and opinion of PricewaterhouseCoopers LLP or such other independent public accountant of nationally recognized standing as shall be retained by the Parent and be satisfactory to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements, together with a certificate signed by an Authorized Officer, to the effect that such financial statements fairly present the financial position of the Parent and its Consolidated Subsidiaries as at the dates indicated and the results of their operations for the periods indicated in conformity with GAAP.

       (b) Within forty-five (45) days after the end of each of the first three fiscal quarters of each of its fiscal years, the unaudited consolidated balance sheets of the Parent and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income, stockholders' equity and cash flow for, such quarter, and for the portion of the fiscal year through the end of such quarter, and the corresponding figures as at the end of such quarter, and for the corresponding period, in the preceding fiscal year, together with a certificate signed by an Authorized Officer, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Parent, all adjustments necessary to present fairly the financial position of the Parent and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of operations for the quarter then ended in conformity with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

       (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.11, 6.15, 6.16, 6.18, 6.19 and 6.20 hereof and including supporting schedules and (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

       (d) Together with each set of audited financial statements required by paragraph (a) above, a certificate from the independent public accountants rendering the report thereon (i) stating that they have made such examination or investigation as is necessary to enable it to express an informed opinion as to the matters referred to in clauses (ii) and (iii) of this Section 5.1(d), it being understood that no special audit procedures are required hereby, (ii) stating whether, in connection with their audit examination, any condition or event, at any time during, or at the end of, the accounting period covered by such financial statements, which constitutes an Event of Default under covenants relating to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof and (iii) stating that, insofar as they relate to accounting matters, the matters set forth in the compliance certificate delivered therewith pursuant to clause (ii) of paragraph (c) above at the end of the fiscal year are stated in accordance with the terms of this Credit Agreement;

       (e) On or prior to the twenty-fifth day of each month and within ten (10) days following any other request by the Administrative Agent, a certificate ("Borrowing Base Certificate") substantially in the form of Exhibit I hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information as required by such certificate including, without limitation, supporting schedules showing the calculation of each component of the Borrowing Base (the Parent, at its option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate);

       (f) Promptly upon their becoming available, copies of all audits, studies, reports or evaluations prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, any comment letter submitted by the Credit Parties' accountants to management in connection with their annual audit;

       (g) Within 10 days of receipt thereof by each Borrower, copies of all management letters issued to such Borrower by its auditors;

       (h) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, notices and reports which the Parent or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Parent or any other Credit Party shall release, send or make available to its common stockholders generally;

       (i) Simultaneously with the delivery of the statements referred to in paragraph (a) of this Section 5.1, the calculation of the Eligible Film Library Amount and the calculation of the Intellectual Property Library Amount computed as of the last Business Day of the prior fiscal year as contemplated by the definitions of "Eligible Film Library Amount" and "Intellectual Property Library Amount" respectively.

       (j) From time to time such additional information regarding the financial condition or business of any of the Credit Parties, any item of Product, any Distribution Agreement, any Eligible Receivable or the Collateral, as the Administrative Agent or any Lender acting through the Administrative Agent may reasonably request.

       SECTION 5.2. Corporate Existence; Compliance with Laws. Do or cause to be done all things necessary (i) to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, permits and franchises and
(ii) to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under Section 6.7.

       SECTION 5.3. Maintenance of Properties. Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and appropriate reserves have been established in accordance with GAAP.

       SECTION 5.4. Notice of Material Events. (a) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition (financial or otherwise) or operations of any Credit Party, (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement or any other Fundamental Document, the repayment of the Notes or the security interests granted to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank or the Lenders under this Credit Agreement or any other Fundamental Document, (iv) any other event which could reasonably be expected to result in a Material Adverse Effect, (v) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (vi) any change in the name of any Credit Party,
(vii) any other event which could reasonably be expected to materially and adversely impact upon the amount or collectible of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or the Pledged Securities, (viii) any proposed material amendment to any agreements that are part of the Collateral or (ix) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (h) or (i) of Article 7.1, such Credit Party shall promptly give written notice thereof to the Administrative Agent specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Event of Default or condition and what action any Credit Party has taken, is taking and proposes to take with respect thereto.

       (b) Promptly upon any executive officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets or any item of Product, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders), which, in the case of (i) or (ii), could reasonably be expected to have a Material Adverse Effect, such Credit Party shall promptly give written notice thereof to the Administrative Agent and provide such other information as may be available to it to enable the Lenders to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lenders pursuant to clause (i) and (ii) above to the Lenders and provide such other information as may be reasonably available to it to enable the Lenders to evaluate such matters.

       SECTION 5.5. Insurance. (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent or greater than normal industry standards) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry standards.

       (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner consistent or greater than normal industry standards.

       (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party or from the date of acquisition of each item of Product acquired by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy covering all such items of Product, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but; at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

       (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Administrative Agent shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive, internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for items of Product of a like type, but at minimum, to the extent required under all applicable contracts relating thereto.

       (e) Maintain, or cause to be maintained, in effect distributor's "Errors and Omissions" insurance to the extent and in amounts consistent or greater than normal industry standards.

       (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lenders that 30 days' prior written notice of cancellation, termination, non-renewal or lapse or material change of coverage shall be given to the Administrative Agent; (ii) name the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders as a loss payee (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that so long as no Event of Default has occurred or is continuing, production insurance recoveries received prior to Completion or abandonment of an item of Product may be utilized to finance the production of such an item of Product, and property insurance proceeds may be used to repair damage in respect of which such proceeds were received; and (iii) to the extent that none of the Administrative Agent, the Issuing Bank or the Lenders shall be liable for premiums or calls, name the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) as additional insureds including, without limitation, under any "Errors and Omissions" policy.

       (g) Render to the Administrative Agent upon the request of the Administrative Agent a broker's report in form and substance satisfactory to the Administrative Agent as to all such insurance coverage including such detail as the Administrative Agent may request.

       SECTION 5.6. Production and Distribution. Cause each item of Product being produced by any Credit Party to be produced in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

       SECTION 5.7. Music. When an item of Product has been scored, if requested by the Administrative Agent, deliver to the Administrative Agent within a reasonable period of time after such request (a) written evidence of the music synchronization rights, if any, obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

       SECTION 5.8. Copyrights and Trademarks. (a) Within thirty (30) days after
(i) the initial release or broadcast of each item of Product, to the extent any Credit Party is or becomes the copyright proprietor thereof or otherwise acquires a copyrightable interest and (ii) any Credit Party acquires any trademark, service mark, trade name or service name, take any and all actions necessary to register the copyright for such item of Product or such trademark, service mark, trade name or service name, in the name of such Credit Party (subject to a Lien in favor of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders pursuant to the Copyright Security Agreement and the Trademark Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Administrative Agent may reasonably specify, and (x) immediately deliver to the Administrative Agent (i) written evidence of the presentation for registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement or a Trademark Security Agreement relating to such item of Product or such trademark, service mark, trade name or service name, executed by such Credit Party and (y) immediately after receipt thereof, deliver to the Administrative Agent written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement.

       (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor and any trademark, service mark, trade name or service name which such Credit Party acquires, and promptly record such instruments of transfer on the United States Copyright Register or the United States Trademark Register and such other jurisdictions as the Administrative Agent may specify.

       SECTION 5.9. Books and Records. (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Administrative Agent and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Administrative Agent may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing Base) and upon notification to the Credit Parties, permit the Administrative Agent or its representatives to discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Administrative Agent may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificates and the various other reports delivered by any Credit Party to the Administrative Agent, the Issuing Bank and/or the Lenders pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

       (b) If, prior to an Event of Default, the Administrative Agent wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Administrative Agent will so notify the Credit Parties. The Administrative Agent agrees to have such confirmation made through the Credit Parties' auditors. If for any reason such auditors fail to proceed with the confirmations, the Administrative Agent may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to confirm directly with account debtors and other payors, the amounts and terms of all accounts receivable.

       SECTION 5.10. Third Party Audit Rights. Promptly notify the Administrative Agent of, and at all times allow the Administrative Agent access to the results of, all audits conducted by any Credit Party of any third party licensee, partnership or joint venture under any agreement with respect to any item of Product included in the Collateral. The Credit Parties will exercise their audit rights with respect to any such third party licensees, partnerships and joint ventures upon the reasonable request of the Administrative Agent to the extent that the Credit Parties shall have the right to conduct such audits. After an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to exercise through any Credit Party, such Credit Party's right to audit any obligor under an agreement with respect to any item of Product included in the Collateral.

       SECTION 5.11. Observance of Agreements. Duly observe and perform all material terms and conditions of all material agreements with respect to the exploitation of items of Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

       SECTION 5.12. Laboratories; No Removal. (a) To the extent any Credit Party has control over, or rights to receive, any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Administrative Agent a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes and has not created duplicate materials sufficient to exploit its rights and has not stored such duplicate materials at a Laboratory that has delivered a Pledgeholder Agreement to the Administrative Agent, then the Credit Parties will deliver to the Administrative Agent a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another Laboratory, any such Credit Party shall provide the Administrative Agent with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other Laboratory and all other parties to such Pledgeholder Agreement (including the Administrative Agent). Each Credit Party hereby agrees not to deliver or remove or cause the delivery or removal of the original negative and film or sound materials or master tapes with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States or (ii) to any state or jurisdiction where UCC-1 financing statements have not been filed against such Credit Party.

       (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory.

       (c) With respect to items of Product Completed after the Closing Date, promptly after Completion, deliver to the Administrative Agent and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

       SECTION 5.13. Taxes and Charges; Indebtedness in Ordinary Course of Business. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; provided, however, that any such tax, assessment, levy or charge need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. Each of the Credit Parties will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations.

       SECTION 5.14. Liens. Defend the Collateral (including, without limitation, the Pledged Securities) against any and all Liens howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

       SECTION 5.15. Further Assurances; Security Interests. (a) Upon the request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or desirable in the reasonable judgment of the Administrative Agent to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

       (b) Upon the request of the Administrative Agent, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Administrative Agent, to provide the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other Applicable Law, and perform or cause to be performed such other ministerial acts which are reasonably necessary or advisable, from time to time, in order to grant and maintain in favor of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

       (c) Promptly undertake to deliver or cause to be delivered to the Administrative Agent and the Lenders from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders.

       SECTION 5.16. ERISA Compliance and Reports. Furnish to the Administrative Agent (a) as soon as possible, and in any event within thirty (30) days after any executive officer of a Credit Party has knowledge that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under
Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or any such Credit Party or ERISA Affiliate will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, a statement of an executive officer of the Credit Party, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (b) promptly upon reasonable request of the Administrative Agent, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice any Credit Party or ERISA Affiliate may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

       SECTION 5.17. Environmental Laws. (a) Promptly notify the Administrative Agent upon any Credit Party becoming aware of any violation or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a Material Adverse Effect, and promptly furnish to the Administrative Agent all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a Material Adverse Effect.

       (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all respects with and maintain and use best efforts to ensure that all tenants and subtenants obtain and comply in all respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a Material Adverse Effect.

       (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a Material Adverse Effect. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

       (d) Defend, indemnify and hold harmless the Administrative Agent, the Issuing Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or non-compliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful acts or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

       SECTION 5.18. Use of Proceeds. Apply the proceeds of the Loans (i) first, to refinance the existing debt of PM in the approximate amount of $5,276,352;
(ii) second, to finance a portion of the acquisition costs, in an aggregate amount not to exceed $6,500,000, relating to the PM Acquisition and (iii) third, for general working capital purposes including, but not limited to, payment of amounts owing by PM under the Shareholder Notes; provided that no amount due under the Shareholder Notes shall be prepaid, in whole or in part.

       SECTION 5.19. Uncompleted Items of Product. In the case of an item of Product which is included in the Borrowing Base, not later than the commencement of principal photography of such item of Product (in the case of an item of Product produced by or under the control of a Credit Party) or not later than the date of any payment of any portion of the acquisition cost for such item of Product (in the case of an item of Product being acquired from a third party), deliver to the Administrative Agent each of the following to the extent applicable (it being understood that in the case of an item of Product being acquired from a third party in accordance with the provisions of this Credit
Agreement: (A) clauses (1) and (8) below shall not be applicable and (B) a Pledgeholder Agreement or Laboratory Access Letter shall be delivered pursuant hereto, if not already covered by a Pledgeholder Agreement, within five (5) days after payment of any portion of the acquisition cost):

       (1)    the budget and cash flow schedule for such item of Product,

       (2) a schedule identifying all agreements executed in connection with such item of Product, in the case of an item of Product produced by or under the control of a Credit Party which provide for deferments of compensation or participations (as distinguished from residuals), in either case, payable by any Credit Party from its share of revenues,

       (3) copies of such of the foregoing agreements as the Lenders may reasonably request,

       (4) certificates or binders of insurance with respect to such item of Product, in the case of an item of Product produced by or under the control of a Credit Party (and policies of insurance if requested by the Administrative Agent and provided such policies are in the Credit Parties' possession or are otherwise available to the Credit Parties), including all forms of insurance coverage required by Section 5.5 hereof,

       (5) copies of all instruments of transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Administrative Agent, in the appropriate Credit Party ownership of sufficient rights under copyright in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Administrative Agent the security interests therein which are contemplated by this Credit Agreement and the other Fundamental Documents which Chain of Title documents shall evidence to the Administrative Agent's satisfaction the Credit Party's rights in, and with respect to, such item of Product,

       (6) evidence of the registration in the name of, or the transfer to, a Credit Party of the copyright in the item of Product and/or the literary and other properties upon which the item of Product is to be based (all as required by Section 5.8 hereof) and an executed Copyright Security Agreement Supplement with respect to such item of Product or such literary and other properties (as applicable),

       (7) to the extent not already covered by an existing Pledgeholder Agreement, executed Pledgeholder Agreement(s) with respect to such item of Product,

       (8)    a Completion Bond with respect to such item of Product,

       (9) a Borrowing Base Certificate which sets forth the Borrowing Base as of a date no more than seven (7) Business Days prior to the date by which this Section 5.19(a) must be satisfied for an item of Product and

       (10) a copy of any Notice of Assignment and Irrevocable Instructions executed in connection with any receivable with respect to such item of Product.

       SECTION 5.20. Negative Cost Statements. Deliver to the Administrative Agent, within sixty (60) days after each item of Product produced by a Credit Party is Completed, a tentative negative cost statement, and within 120 days after each such item of Product is Completed, a final negative cost statement.

       SECTION 5.21. Distribution Agreements, Acceptable L/C's, Etc.

       (a) Take all action necessary to effect the transfer of all Acceptable L/C's to the Administrative Agent for the benefit of the Lenders including, without limitation, timely preparation and acquisition of all documents, drafts or other instruments required to effect such transfer to the Administrative Agent.

       (b) Furnish to the Administrative Agent, concurrently with the delivery of each Borrowing Base Certificate, (i) a list in the form of Schedule 3.17 hereto of all Distribution Agreements executed during the preceding month and all material amendments to existing Distribution Agreements which amendments were executed during the preceding month and (ii) copies of all Notices of Assignment and Irrevocable Instructions (as required by Section 8.3 hereof) executed during the preceding month.

       (c) From time to time (i) furnish to the Administrative Agent such information and reports regarding the Distribution Agreements to which any Credit Party is a party as the Administrative Agent may reasonably request and
(ii) upon the occurrence and continuation of an Event of Default and the reasonable request of the Administrative Agent, make to the other parties to a Distribution Agreement to which any Credit Party is a party such demands and requests for information and reports or for action as the Credit Party is entitled to make under each such Distribution Agreement.

       (d) Take all action on its part to be performed necessary to effect timely payments under all Acceptable L/C's, including, without limitation, timely preparation, acquisition and presentation of all documents, drafts or other instruments required to effect payment thereunder.

       SECTION 5.22. Location of Production Accounts. Promptly inform the Administrative Agent of the location of the Production Account for each item of Product produced by a Credit Party.

       SECTION 5.23. Employment Agreement. Ensure that the Employment Agreement and any employment agreement between the Parent and Roger Burlage or any person acceptable to the Administrative Agent who replaces Roger Burlage as Chairman of the Parent in accordance with the provisions of this Agreement, shall be in form and on terms acceptable to the Administrative Agent.

       SECTION 5.24. Negative Pick Up Obligations. Use best efforts to utilize the proceeds of the Loans for all of its financial requirements and incur, create, assume or suffer to exist any Negative Pick Up Obligation only to the extent necessary to conduct its business and in accordance with the provisions of this Credit Agreement.

       SECTION 5.25. Inferno Liens. Ensure (i) that all Liens in favor of Imperial under the Inferno Loan Agreement shall relate solely to the right, title and interest of IAC in and to all personal property relating to the motion picture entitled "Inferno" and (ii) that promptly after all amounts under the Inferno Loan Agreement have been paid in full, all Liens in favor of Imperial thereunder are fully and effectively discharged.

6.     NEGATIVE COVENANTS

       From the date hereof and for so long as the Commitments shall be in effect, any amount shall remain outstanding under the Notes, any Letter of Credit shall remain outstanding or any Obligation shall remain unpaid or unsatisfied, each Credit Party agrees that, unless the Required Lenders shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

       SECTION 6.1. Limitations on Indebtedness. Incur, create, assume or suffer to exist any preferred stock or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur, create, assume or suffer to exist any Indebtedness other than:

              (a) the Indebtedness represented by the Notes and the other Obligations;

              (b) Guaranties permitted pursuant to Section 6.3 hereof;

              (c) Indebtedness in respect of secured purchase money financing (including Capital Leases), to the extent permitted by Section 6.2(d);

              (d) Indebtedness in respect of the Shareholder Notes;

              (e) Subordinated Debt approved by the Administrative Agent;

              (f) liabilities relating to net or gross profit participations, deferments and guild residuals with respect to the production or acquisition of items of Product;

              (g) Indebtedness in respect of inter-company advances constituting Investments permitted under Section 6.4(b);

              (h) Unsecured liabilities to Unrelated Producers for acquisitions of rights or Product incurred in the ordinary course of business including, without limitation, Negative Pick Up Obligations;

              (i) preferred stock of the Parent;

              (j) liabilities under any Capital Lease outstanding at any time in the maximum aggregate amount of $100,000; and

              (k) Indebtedness in respect of the Inferno Loan Agreement.

       SECTION 6.2. Limitations on Liens. Incur, create, assume or suffer to exist any Lien on any of its revenue stream, property or assets, whether now owned or hereafter acquired, except:

              (a) the Liens of the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) under this Credit Agreement, the other Fundamental Documents and any other document contemplated hereby or thereby;

              (b) Liens to secure any Subordinated Debt permitted pursuant to
       Section 6.1(d) hereof, in each case, on terms and conditions satisfactory to the Administrative Agent;

              (c) existing Liens listed on Schedule 6.2 hereof;

              (d) purchase money Liens not to exceed $100,000 granted to the vendor or Person financing the acquisition of property, plant or equipment if (i) the Lien is limited to the particular assets acquired;
       (ii) the Indebtedness secured by the Lien does not exceed the acquisition cost of the particular assets acquired and (iii) such transaction does not otherwise violate this Credit Agreement;

              (e) Liens pursuant to written security agreements in favor of guilds which are required pursuant to collective bargaining agreements on terms satisfactory to the Administrative Agent;

              (f) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements or of licensors from whom any Credit Party has obtained any distribution rights or other exploitation rights to any item of Product or Liens to secure production advances on an item of Product which Liens, in each case, are on terms satisfactory to the Administrative Agent;

              (g) deposits under worker's compensation, unemployment insurance and social security and similar laws or to secure statutory obligations or surety, appeal, performance or other similar bonds (other than completion bonds) or to secure performance as lessee under leases of real or personal property and other obligations of a like nature, in each case incurred in the ordinary course of business;

              (h) Liens customarily granted or incurred in the ordinary course of business with regard to services rendered by laboratories and production houses, record warehouses and suppliers of materials and equipment;

              (i) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are timely commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

              (j) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of Section 5.13 hereof;

              (k) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business,
       (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness;

              (l) customary Liens in favor of Approved Completion Guarantors granted in connection with Completion Bonds; and

              (m) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts; and

              (n) So long as any amounts under the Inferno Loan Agreement remain outstanding, Liens in favor of Imperial thereunder.

       SECTION 6.3. Limitation on Guaranties. Incur, create, assume or suffer to exist any Guaranty (including any obligation as a general partner of a partnership or as a joint venturer of a joint venture in respect of Indebtedness of such partnership or joint venture), either directly or indirectly, except:

              (a) Negative Pickup Obligations owing to Unrelated Producers and incurred in the ordinary course of business;

              (b) performance guarantees in the ordinary course of business under guild agreements, or to suppliers or laboratories which are providing services in connection with the production, acquisition, distribution or exploitation of any item of Product by or for a Credit Party;

              (c) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

              (d) the Guaranties made by the Guarantors pursuant to Article 9 hereof; and

              (e) any Guaranty made by a Credit Party with respect to any obligation of another Credit Party.

       SECTION 6.4. Limitations on Investments. Create, make or incur any Investment after the date hereof, except:

              (a) the purchase of Cash Equivalents;

              (b) Investments (whether as equity or loans) by one Credit Party in another Credit Party (other than the Parent);

              (c) Investments by the Parent in Harvey Fashion, LLC in the maximum aggregate amount of $125,000;

              (d) Guaranties permitted under Section 6.3 to the extent constituting Investments;

              (e) Existing Investments listed on Schedule 6.4 hereto; and

              (f) Other Investments approved by the Administrative Agent.

       SECTION 6.5. Restricted Payments. Pay, declare, make or become obligated to make any Restricted Payment, except:

              (a) the declaration and payment of dividends and/or distributions to the Parent by any direct or indirect wholly-owned Subsidiary of the Parent;

              (b) to the extent permitted under Section 13.16 hereof, payments with respect to intercompany Indebtedness, intercompany receivables or intercompany advances constituting Investments permitted under Section
       6.4 hereof; and

              (c) payments of any amount owing under the Shareholder Notes, so long as no Event of Default is continuing at the time of (and after giving effect to) the making of such payment to the Shareholders.

       SECTION 6.6. Limitation on Leases. Create, incur or assume any lease expense (excluding Capital Leases and amounts included in the budget of any item of Product) for any twelve consecutive months in excess of $1,700,000 for all Credit Parties in the aggregate.

       SECTION 6.7. Consolidation, Merger, Sale or Purchase of Assets, etc.

              (a) Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its property, stock or assets or agree to do or suffer any of the foregoing, except that any Subsidiary of a Credit Party may merge with and into, or transfer assets to, another Subsidiary of the Credit Party or with and into, or transfer assets to, the Credit Party provided, that (i) if any such transaction involves the Parent, then the Parent must be the surviving entity in each such transaction and (ii) if any such transaction involves a Credit Party that is a Subsidiary of the Parent but does not involve the Parent, then such Credit Party must be the surviving entity in any such transaction.

       SECTION 6.8. Receivables. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

       SECTION 6.9. Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product, unless such arrangement does not impair the collateral position of the Administrative Agent, the Issuing Bank and the Lenders and is evidenced by documentation acceptable to the Administrative Agent.

       SECTION 6.10. Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any portion of the Collateral or its books and records with respect to the Collateral or change its name without in each case (i) giving the Administrative Agent ten (10) days written notice following such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Administrative Agent to maintain perfection of the security interest of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders in the Collateral.

       SECTION 6.11. Limitations on Capital Expenditures. Make, or incur any obligation to make, Capital Expenditures (including the amount of obligations under Capital Leases incurred during the relevant period and excluding amounts included in the Budgeted Negative Cost of an item of Product which is approved by the Administrative Agent) for the fiscal year ended December 31, 2000 in excess of $750,000 and for each subsequent fiscal year in excess of $500,000, in each case in the aggregate for all Credit Parties and their Subsidiaries on a cumulative basis from and after the date this Credit Agreement is executed by all the parties hereto.

       SECTION 6.12. Transactions with Affiliates. Enter into any transaction with any of its Affiliates (other than any transaction which is solely among Credit Parties) unless such transaction (i) occurs in the ordinary course of business on an arm's-length basis and (ii) is approved by the Administrative Agent.

       SECTION 6.13. Business Activities. Engage in any business activities other than activities relating to the acquisition, development, production, post production, distribution and other exploitation of theatrical motion pictures, video product, television product, internet and interactive product and fashion product, in each case in accordance with the provisions of this Credit Agreement and including ancillary rights (e.g., music publishing, soundtrack album, merchandising, publishing, television spin-offs and direct-to-video features).

       SECTION 6.14. Fiscal Year End. Maintain or change its fiscal year end to other than December 31, in each year.

       SECTION 6.15. Cash Overhead Expense. Permit aggregate allocated and unallocated overhead cash expenses to exceed $12,000,000 in the fiscal year ended December 31, 2000 or to exceed in any subsequent fiscal year 105% of the maximum amount permitted for the immediately preceding fiscal year.

       SECTION 6.16. Consolidated Capital Base. Permit the Consolidated Capital Base of the Parent at any time to be less than $17,000,000 plus (i) 100% of the net proceeds of all new equity invested in the Parent and its Consolidated Subsidiaries subsequent to the date hereof and (ii) 50% of net earnings for each fiscal year without any deduction for losses, if any, in each case after January 1, 2000.

       SECTION 6.17. Principal Photography. Permit more than ten (10) items of Product to have started principal photography and not yet be Completed at any one time.

       SECTION 6.18. Budget. Permit the Budgeted Negative Cost for any item of Product comprising a theatrical motion picture to exceed $3,500,000 or the Budgeted Negative Cost for any television Product to exceed $5,000,000.

       SECTION 6.19. Aggregate Total Exposure. Permit the Aggregate Total Exposure to exceed $15,000,000 at any time.

       SECTION 6.20. Liquidity. Fail to satisfy the Administrative Agent that the Credit Parties will have sufficient cash available from their operations, Loans under this Agreement and amounts committed to be funded by third parties approved by the Administrative Agent, to satisfy all projected uses of cash during the ensuing 12 months, all as demonstrated by a quarterly certificate signed on behalf of the Parent by an Authorized Officer. Such certificate shall show sources and uses on a quarterly basis, will be supported by projections, which include an amount equal to 110% of the budget for all items of Product for which any Credit Party has a completion risk (i.e. payment by such Credit Party is not conditioned upon delivery) and show anticipated Borrowing Base availability sufficient to support Borrowings hereunder, and shall state that the projections attached thereto were prepared in good faith based upon reasonable assumptions.

       SECTION 6.21. Distribution Arrangements. Enter into any major distribution arrangement in connection with a substantial portion of items of Product produced or to be produced by a Credit Party (other than standard distribution agreements in the ordinary course of the Credit Party's business) without the prior approval of the Administrative Agent as to the terms of, and parties to, such arrangement.

       SECTION 6.22. Bank Accounts. After the date hereof, open or maintain any bank account other than (a) accounts maintained at the Administrative Agent, (b) accounts maintained at financial institutions approved by the Administrative Agent and listed on Schedule 6.22, or (c) a Production Account, as to which the Administrative Agent shall have received notice.

       SECTION 6.23. ERISA Compliance. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or Multiemployer Plan; or permit any Plan to incur any "accumulated funding deficiency", as defined in
Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which has a Material Adverse Effect.

       SECTION 6.24. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose of or permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in violation of any Environmental Law.

       SECTION 6.25. Use of Proceeds of Loans and Requests for Letters of Credit. Use the proceeds of Loans or request any Letter of Credit hereunder other than for the purposes set forth in, and as required by, Section 5.18 hereof.

       SECTION 6.26. Interest Rate Protection Agreements, etc. Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

       SECTION 6.27. Subsidiaries. Acquire or create any new direct or indirect Subsidiary; provided, however, that a Credit Party may incorporate additional Subsidiaries if `each such Subsidiary executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit L whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock of such Subsidiary held by such Credit Party become part of the Pledged Securities hereunder and are delivered to the Administrative Agent together with stock powers for each such certificate executed in blank.

       SECTION 6.28. Television Product. Produce any television Product unless at least 75% of the Budgeted Negative Cost thereof is covered by Eligible Receivables and amounts due under any co-production agreement relating to such television Product; provided that for the purposes of this Section 6.28 only an Eligible Receivable need not be payable by and collectable from an Acceptable Obligor.

       SECTION 6.29. PMFSC. Permit PMFSC to own any real, personal or other property.

7.     EVENTS OF DEFAULT

       SECTION 7.1. In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

       (a) any representation or warranty made by a Credit Party in this Credit Agreement or any other Fundamental Document to which it is a party or any statement or representation made by a Credit Party in any report, financial statement, certificate or other document furnished to the Administrative Agent or any Lender pursuant to this Credit Agreement or any other Fundamental Document, shall prove to have been false or misleading in any material respect when made or delivered;

       (b) default shall be made in the payment of principal of the Notes as and when due and payable, whether by reason of maturity, mandatory prepayment, acceleration or otherwise;

       (c) default shall be made in the payment of interest on the Notes, Commitment Fees or other monetary Obligations, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and such default shall continue unremedied for three (3) Business Days;

       (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Sections 5.1, 5.4 or 5.18 or
Article 6 of this Agreement;

       (e) failure to submit any Borrowing Base Certificate to the Administrative Agent within ten (10) Business Days of the date such certificate was due pursuant to the terms of this Credit Agreement; provided, however, that a failure to deliver a Borrowing Base Certificate when due shall not constitute an Event of Default if and for so long as there are no Loans or Letters of Credit outstanding.

       (f) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement or any other Fundamental Document, and such default shall continue unremedied for thirty (30) days after the applicable Credit Party or receives notice or obtains knowledge of such occurrence;

       (g) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of $250,000 in the aggregate (other than the Obligations) when due, or in the performance of any other obligation incurred in connection with any such Indebtedness if the effect of such non-payment default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

       (h) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize, or in contemplation of, any of the foregoing;

       (i) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of sixty (60) days;

       (j) final judgment(s) for the payment of money in excess of $10,000 in the aggregate shall be rendered against any Credit Party and within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

       (k) (i) failure by any Credit Party or ERISA Affiliate to make any contributions required to be made to a Plan subject to Title IV of ERISA or Multiemployer Plan, (ii) any accumulated funding deficiency (within the meaning of Section 4971 of the Code) shall exist with respect to any Plan (whether or not waived), (ii) the present value of all benefits under all Plans subject to Title IV of ERISA (based on those assumptions used to fund such Plans) exceeds, in the aggregate, as of the last annual valuation date applicable thereto, the actuarial value of the assets of such Plans allocable to such benefits, (iii) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan, or that a Multiemployer Plan is in reorganization or is being terminated, (iv) a Reportable Event with respect to a Plan shall have occurred, (v) the withdrawal by any Credit Party or ERISA Affiliate from a Plan during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) or 4062(e) of ERISA), (vi) the termination of a Plan, or the filing of a notice of intent to terminate a Plan under Section 4041(c) of ERISA,
(vii) the institution of proceedings to terminate, or the appointment of a trustee with respect to, a Plan by the PBGC, (viii) any other event or condition which could constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ix) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA as to any Credit Party or ERISA Affiliate;

       (l) this Credit Agreement, the Copyright Security Agreement, any Copyright Security Agreement Supplement or any Trademark Security Agreement (each a "Security Document") shall, for any reason, not be or shall cease to be in full force and effect or shall be declared null and void or any of the Security Documents shall not give or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Encumbrances), or the validity or enforceability of the Liens granted, to be granted, or purported to be granted, by any of the Security Documents shall be contested by any Credit Party or any of their respective Affiliates, provided that no such defect in the Security Documents shall give rise to an Event of Default under this paragraph (l) unless such defect shall affect Collateral that is or should be subject to a Lien in favor of the Administrative Agent having an aggregate value in excess of $100,000;

       (m) a Change in Management shall occur;

       (n) a Change in Control shall occur;

       (o) failure by IAC within ten (10) days after the date on which all amounts under the Inferno Loan Agreement have been indefeasibly paid in full,
(i) to grant in favor of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, a valid and first priority perfected security interest in all of IAC's personal property, tangible and intangible, wherever located or situated and whether now owned, presently existing or hereafter acquired or created including, without limitation, all of IAC's right, title and interest relating to the motion picture entitled "Inferno" or (ii) to execute an Instrument of Assumption and Joinder in the form attached hereto as Exhibit L whereby IAC becomes a Credit Party hereunder;

       (p) failure by the Credit Parties within thirty (30) days after the Closing Date to furnish to the Administrative Agent each of the documents listed on Schedule 7.1 hereto,

then, in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, or if directed by the Required Lenders, shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments, (y) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Notes to the contrary notwithstanding and/or (z) require the Borrowers to deliver to the Administrative Agent from time to time, Cash Equivalents in an amount equal to the full amount of L/C Exposure or to furnish other security therefor acceptable to the Required Lenders. If an Event of Default specified in paragraph (h) or
(i) above shall have occurred, the Commitments shall automatically terminate and the principal of, and interest on, the Loans and the Notes and all other amounts payable hereunder and thereunder shall automatically become due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Notes to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Issuing Bank or the Lenders pursuant to Applicable Law or otherwise.

       SECTION 7.2. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that the execution, delivery and performance of the Inferno Loan Agreement shall not constitute an Event of Default hereunder save that if (i) performance of the Inferno Loan Agreement results in a default under any of Sections 6.11, 6.15, 6.16 or 6.20 of this Agreement, or (ii) default shall be made with respect to the performance of any obligation by IAC or the Parent under or in connection with the Inferno Loan Agreement, then, at any time thereafter during the continuance of such default, the Administrative Agent may, or if directed by the Required Lenders, shall, take any or all of the following actions, at the same or different times: (x) terminate forthwith the Commitments
(y) declare the principal of and the interest on the Loans and the Notes and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Credit agreement or in the Notes to the contrary notwithstanding and/or (z) require the Borrowers to deliver to the Administrative Agent from time to time, Cash Equivalents in an amount equal to the full amount of L/C Exposure or to furnish other security therefor acceptable to the Required Lenders. Such remedies shall be in addition to any other remedy available to the Administrative Agent, the Issuing Bank or the Lenders pursuant to Applicable Law or otherwise.

8.     GRANT OF SECURITY INTEREST; REMEDIES

       SECTION 8.1. Security Interests. Each of the Borrowers, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of any Borrower whether or not post filing interest is allowed in such proceeding) and each of the Guarantors, as security for its obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) and grant to the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) a security interest in the Collateral.

       SECTION 8.2. Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner except as otherwise provided hereunder.

       SECTION 8.3. Collection Accounts. (a) The Credit Parties will maintain or establish a collection bank account ("Collection Account") maintained at the office of the Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017,
Attention: Stella Milas, Account No. 323143148 and will direct, by Notice of Assignment and Irrevocable Instructions, all Persons who become licensees, buyers or account debtors under receivables with respect to any item of Product included in the Collateral to make payments under or in connection with the license agreements, sales agreements or receivables directly to the Collection Account. Upon agreement between the Administrative Agent and the Credit Parties, a Collection Account may also serve as the Cash Collateral Account, provided that such Collection Account is in the name of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) and is under the sole dominion and control of the Administrative Agent.

       (b) The Credit Parties will execute such documentation as may be required by the Administrative Agent in order to effectuate the provisions of this
Section 8.3.

       (c) In the event a Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to the Collection Account, such Credit Party shall promptly remit such payment or proceeds to the appropriate Collection Account to be applied in accordance with the terms of this Credit Agreement.

       SECTION 8.4. Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, each of the Credit Parties will, upon receipt by it of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum or instrument in trust for the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders), segregate such sum or instrument from their own assets and forthwith, without any notice, demand or other action whatsoever (all notices, demands, or other actions on the part of the Administrative Agent, the Issuing Bank or the Lenders being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Administrative Agent to be applied to the repayment of the Obligations in accordance with the provisions of
Section 8.7 hereof.

       SECTION 8.5. Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, in its sole discretion, in its name (on behalf of the Administrative Agent, the Issuing Bank and the Lenders) or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Administrative Agent may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Administrative Agent will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Administrative Agent may make such payments and take all such actions as the Administrative Agent reasonably deems necessary to protect the Administrative Agent's (on behalf of the Administrative Agent, the Issuing Bank and the Lenders) security interests in the Collateral and/or the value thereof, and the Administrative Agent is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Administrative Agent appear to be equal to, prior to or superior to the security interests of the Administrative Agent (on behalf of the Administrative Agent, the Issuing Bank and the Lenders) in the Collateral (other than Permitted Encumbrances) and any Liens not expressly permitted by this Credit Agreement.

       SECTION 8.6. Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Issuing Bank and the Lenders may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Administrative Agent, the Issuing Bank and the Lenders may take such measures as they deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Administrative Agent, the Issuing Bank and the Lenders shall decide, in one or more sales or parcels, at such prices as the Administrative Agent, the Issuing Bank and the Lenders may deem appropriate, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance but with 10 days' written notice to the Credit Parties of the time and place of any such public sale or sales (which notice the Credit Parties hereby agree is reasonable) and with such other notices as may be required by Applicable Law and cannot be waived, and none of the Administrative Agent, the Issuing Bank and the Lenders shall have any liability should the proceeds resulting from a private sale be less than the proceeds realizable from a public sale, and the Administrative Agent, the Issuing Bank, the Lenders or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Administrative Agent, the Issuing Bank and the Lenders may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Issuing Bank and the Lenders by any Credit Party hereunder as a credit against the purchase price. The Administrative Agent, the Issuing Bank and the Lenders shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and none of the Administrative Agent, the Issuing Bank and the Lenders shall be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Administrative Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Administrative Agent, the Issuing Bank and the Lenders pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any Person (other than the Administrative Agent, the Issuing Bank or Lenders) prior to such taking of actual possession or control by the Administrative Agent, the Issuing Bank and the Lenders (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party or its Affiliates or agents before or after the commencement of such actual possession or control by the Administrative Agent, the Issuing Bank and the Lenders; and
(ii) none of the Administrative Agent, the Issuing Bank and the Lenders shall have any liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence. Subject only to the lawful rights of third parties, any laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Administrative Agent, the Issuing Bank and the Lenders and, upon the occurrence of an Event of Default, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Administrative Agent, and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Administrative Agent, the Issuing Bank and the Lenders shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Administrative Agent, the Issuing Bank and the Lenders shall be entitled to apply, without prior notice to any of the Credit Parties, any cash or cash items constituting Collateral in the possession of the Administrative Agent, the Issuing Bank and the Lenders to payment of the Obligations.

       SECTION 8.7. Application of Proceeds on Default. Upon the occurrence and during the continuance of an Event of Default, the balances in the Chase Clearing Account, the Collection Account(s), the Cash Collateral Account(s) or in any other account of any Credit Party with a Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent for which the Parent has received an invoice in reasonable detail, then to satisfy or provide cash collateral for all Obligations relating to the Letters of Credit, and then to the indefeasible payment in full of the Obligations in accordance with Section 12.2(b) hereof; provided, however, that, the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

       SECTION 8.8. Power of Attorney. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Required Lenders,

(a) each Credit Party does hereby irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Administrative Agent, such other Person or such Credit Party to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Administrative Agent with full power and right to cause the mail of such Persons to be transferred to the Administrative Agent's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Administrative Agent or its substitutes shall properly do by virtue hereof; (b) each Credit Party does hereby further irrevocably make, constitute and appoint the Administrative Agent or any of its officers or designees its true and lawful attorney-in-fact in the name of the Administrative Agent or any Credit Party (i) to enforce all of such Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and to enter into such other agreements as may be necessary or appropriate in the judgment of the Administrative Agent to complete the production, distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party, (iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Administrative Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Fundamental Documents, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. Each of the Credit Parties hereby ratifies and confirms in advance all that the Administrative Agent as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney.

       SECTION 8.9. Financing Statements, Direct Payments. Each Credit Party hereby authorizes the Administrative Agent to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, any Trademark Security Agreement and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders on the Collateral, in all cases without the signature of any Credit Party or to execute such items as attorney-in-fact for any Credit Party; provided, that the Administrative Agent shall provide copies of any such documents or instruments to the Borrowers. Upon the occurrence and during the continuance of an Event of Default, each Credit Party further authorizes the Administrative Agent to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Administrative Agent.

       SECTION 8.10. Further Assurances. Upon the request of the Administrative Agent, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the reasonable judgment of the Administrative Agent, to carry out the provisions and purposes of this
Article 8 or to perfect and preserve the Liens of the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders hereunder and under the Fundamental Documents, in the Collateral or any portion thereof.

       SECTION 8.11. Termination and Release. The security interests granted under this Article 8 shall terminate when all the Obligations have been indefeasibly fully paid and performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been terminated or canceled. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Administrative Agent will take all reasonable action and do all things reasonably necessary, including executing UCC termination statements, Pledgeholder Agreement terminations, termination letters to account debtors and copyright releases, to terminate the security interest granted to it (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) hereunder.

       SECTION 8.12. Remedies Not Exclusive. The remedies conferred upon or reserved to the Administrative Agent in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent, the Issuing Bank and the Lenders shall have all rights and remedies of a secured creditor under Article 9 of the UCC and under any other Applicable Law.

       SECTION 8.13. Quiet Enjoyment. The Administrative Agent, the Issuing Bank and the Lenders acknowledge and agree that their security interest hereunder is subject to the rights of Quiet Enjoyment (as defined below) of parties (which are not Affiliates of any Credit Party) to Distribution Agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of a licensee (which is not an Affiliate of any Credit Party) under a Distribution Agreement, the Administrative Agent, the Issuing Bank and the Lenders' agreement that their rights under this Credit Agreement and the other Fundamental Documents and in the Collateral are subject to the rights of such licensee to distribute, exhibit and/or to exploit the item of Product licensed to them under such Distribution Agreement, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lenders shall become the owner of the Collateral in case of an Event of Default, the Lenders' ownership rights shall be subject to the rights of said parties under such agreement, provided, however, that such licensee shall not be in default under the relevant Distribution Agreement. The Administrative Agent agrees that, upon the reasonable request of a Credit Party, it will provide written confirmation (in form reasonably acceptable to the Administrative Agent) of such rights of Quiet Enjoyment to licensees under the Distribution Agreements. None of the foregoing constitutes an agreement by the Administrative Agent, the Issuing Bank or the Lenders to the granting of any security interest to any Person under any Distribution Agreement, except as otherwise permitted pursuant to Section 6.2.

       SECTION 8.14. Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Credit Party or otherwise.


9.     GUARANTY

       SECTION 9.1. Guaranty. (a) Each Guarantor unconditionally and irrevocably guarantees to the Administrative Agent, Issuing Bank and the Lenders the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Guarantor further agrees that the Obligations may be increased, extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Obligation.

       (b) Each Guarantor waives presentation to, demand for payment from and protest to, as the case may be, any Credit Party or any other guarantor of any of the Obligations, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent, the Issuing Bank or the Lenders to assert any claim or demand or to enforce any right or remedy against any Borrower or any Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Administrative Agent, the Issuing Bank or the Lenders to obtain the consent of the Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Notes or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent, the Issuing Bank or the Lenders to exercise any right or remedy against any other Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Guarantor or any other guarantor of the Obligations. Without limiting the generality of the foregoing or any other provision hereof (including, without limitation, Section 13.6 hereof), to the extent permitted by applicable law, each Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821,
2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and 3433.

       (c) Each Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent, the Issuing Bank or any Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent, the Issuing Bank or any Lender in favor of any Borrower or any Guarantor, or to any other Person.

       (d) Each Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrowers, the Guarantors and any other guarantors of the Obligations and any circumstances affecting the Collateral or the Pledged Securities or the ability of the Borrowers to perform under this Credit Agreement.

       (e) Each Guarantor's obligations under the Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Notes or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Administrative Agent, the Issuing Bank and the Lenders make no representation or warranty with respect to any such circumstances and have no duty or responsibility whatsoever to any Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

       SECTION 9.2. No Impairment of Guaranty, etc. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment and performance in full of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

       SECTION 9.3. Continuation and Reinstatement, etc. (a) Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of a Borrower or a Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Administrative Agent, the Issuing Bank or the Lenders may have at law or in equity against a Borrower, a Guarantor or any other Person by virtue hereof, upon failure of the Borrowers to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent on behalf of itself, the Issuing Bank and/or the Lenders, forthwith pay or cause to be paid to the Administrative Agent for the benefit of itself, the Issuing Bank and/or the Lenders (as applicable) in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.7(a) hereof, and thereupon the

Administrative Agent shall assign such Obligation, together with all security interests, if any, then held by the Administrative Agent in respect of such Obligation, to the Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders with regard to amounts payable by the Borrowers in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Guarantor or Guarantors making such payments.

       (b) All rights of a Guarantor against the Borrowers, arising as a result of the payment by such Guarantor of any sums to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Bank and/or the Lenders or directly to the Lenders hereunder by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrowers, such amount shall be held in trust for the benefit of the Administrative Agent, segregated from such Guarantor's own assets, and shall forthwith be paid to the Administrative Agent on behalf of the Administrative Agent, the Issuing Bank and/or the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

       SECTION 9.4. Limitation on Guaranteed Amount etc. Notwithstanding any other provision of this Article 9, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any Applicable Law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Guarantor may have under this Article 9, any other agreement or Applicable Law shall be taken into account.

10.    PLEDGE

       SECTION 10.1. Pledge. Each Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of a Borrower whether or not post filing interest is allowed in such proceeding) in the case of the Borrowers and as security for its obligations under Article 9 hereof in the case of a Pledgor which is a Guarantor, hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Administrative Agent for the benefit of itself, the Issuing Bank and the Lenders, a security interest in all Pledged Collateral now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Administrative Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Administrative Agent or its counsel shall reasonably request.

       SECTION 10.2. Covenant. Each Pledgor covenants that as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) as security for the Obligations.

       SECTION 10.3. Registration in Nominee Name; Denominations. The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name (on behalf of the Administrative Agent, the Issuing Bank and the Lenders) or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

       SECTION 10.4. Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities being pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in paragraph (c) below.

       (b) All dividends or distributions of any kind whatsoever (other than cash dividends or distributions paid while no Event of Default is continuing) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms hereof. All dividends and distributions which are received contrary to the provisions of this subsection
(b) shall be received in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, segregated from such Pledgor's own assets, and shall be delivered to the Administrative Agent.

       (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent of the transfer of such rights to the Administrative Agent, all rights of a Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section and (ii) to receive and retain cash dividends and distributions shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and receive such cash dividends and distributions until such time as such Event of Default has been cured.

       SECTION 10.5. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of itself, the Issuing Bank and the Lenders, may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor. The Administrative Agent shall give the Pledgors ten (10) days' written notice of any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Administrative Agent (on behalf of itself, the Issuing Bank and/or the Lenders) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent, the Issuing Bank (to the extent it consents) or any consenting Lender by any Credit Party as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to any Pledgor or any third party (other than the Issuing Bank and/or the Lenders). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Administrative Agent, the Issuing Bank and the Lenders harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Credit Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent and (ii) the Administrative Agent, the Issuing Bank and the Lenders shall have no liability or obligation arising out of any such claim. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

       SECTION 10.6. Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Securities sold pursuant to Section 10.5 hereof shall be applied by the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders as follows:

              (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Administrative Agent in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Administrative Agent in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Administrative Agent in connection therewith;

              (ii) to satisfy or provide cash collateral for all Obligations relating to the Letters of Credit; and

              (iii) to the indefeasible payment in full of the Obligations in accordance with Section 12.2(b) hereof;

provided, however, that the Administrative Agent may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

       SECTION 10.7. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to a Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price, even if the Administrative Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 10.7 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

       SECTION 10.8. Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Bank or the Lenders upon the bankruptcy or reorganization of any Pledgor or otherwise.

       SECTION 10.9. Termination. The pledge referenced herein shall terminate when all of the Obligations shall have been indefeasibly fully paid and performed and the Commitments shall have terminated, and all L/C Exposure shall have expired or been terminated or canceled, at which time the Administrative Agent shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through the Administrative Agent but shall otherwise be without recourse upon or warranty by the Administrative Agent and at the expense of the Pledgors.


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11.    CASH COLLATERAL

       SECTION 11.1. Cash Collateral Accounts. On or prior to the Closing Date, there shall be established with the Administrative Agent a collateral account in the name of the Administrative Agent (the "Cash Collateral Account"), into which the appropriate Credit Parties shall from time to time deposit amounts pursuant to the express provisions of this Credit Agreement requiring or permitting such deposits. Except to the extent otherwise provided in this Article 11, the Cash Collateral Accounts shall be under the sole dominion and control of the Administrative Agent.

       SECTION 11.2. Investment of Funds. (a) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time transferred or deposited into the Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrowers (provided that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrowers shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent, provided that in no event may the Borrowers give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Cash Collateral Account in other than Cash Equivalents.

       (b) Any net income or gain on the investment of funds from time to time held in the Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Cash Collateral Account; and any net loss on any such investment shall be charged against the Cash Collateral Account.

       (c) None of the Administrative Agent, the Issuing Bank and the Lenders shall be a trustee for any of the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Cash Collateral Account, except as expressly provided herein. The Administrative Agent, the Issuing Bank and the Lenders shall not have any obligation or responsibility and shall not be liable in any way for any investment decision made in accordance with this Section 11.2 or for any decrease in the value of the investments held in the Cash Collateral Account.

       SECTION 11.3. Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to make Loans to the Borrowers and to acquire participations in Letters of Credit from time to time as provided for in this Credit Agreement, as security for the payment of all of the Obligations, each of the Credit Parties hereby assigns to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders) and grants to the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders), a first and prior Lien upon all of such Credit Party's rights in and to the Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Cash Collateral Account and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Cash Collateral Account, and all rights pertaining to investments of funds in the Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Credit Parties, the Issuing Bank, any Lender or the

Administrative Agent, become subject to the Lien set forth in this Section 11.3, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

       SECTION 11.4. Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Cash Collateral Account in accordance with Section 11.2. Following the sale of any documents, instruments or securities held in the Cash Collateral Account or the application of the proceeds thereof or any other cash held in the Cash Collateral Account, the Administrative Agent shall as soon as practicable give the Parent a notice specifying in reasonable detail such sale or application of proceeds or other cash.


12.    THE ADMINISTRATIVE AGENT AND THE ISSUING BANK

       SECTION 12.1. Administration by the Administrative Agent. (a) The general administration of the Fundamental Documents and any other documents contemplated by this Credit Agreement or any other Fundamental Document shall be by the Administrative Agent or its designees. Except as otherwise expressly provided herein, each of the Lenders hereby irrevocably authorizes the Administrative Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Fundamental Documents, the Notes and any other documents contemplated by this Credit Agreement or any other Fundamental Document as are expressly delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in the Fundamental Documents.

       (b) The Lenders hereby authorize the Administrative Agent (in its sole discretion):

              (i) in connection with the sale or other disposition of any asset included in the Collateral or the capital stock of any Guarantor, to the extent undertaken in accordance with the terms of this Credit Agreement, to release a Lien granted to it (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders) on such asset or capital stock and/or to release such Guarantor from its obligations hereunder;

              (ii) to determine that the cost to the Borrowers or another Credit Party is disproportionate to the benefit to be realized by the Administrative Agent, the Issuing Bank and the Lenders by perfecting a Lien in a given asset or group of assets included in the Collateral (other than any item which is to be included in the Borrowing Base) and that the Borrowers or other Credit Party should not be required to perfect such Lien in favor of the Administrative Agent (for the benefit of itself, the Issuing Bank and the Lenders);

              (iii) to appoint subagents to be the holder of record of a Lien to be granted to the Administrative Agent (for the benefit of the Administrative Agent, the Issuing Bank and the Lenders);

              (iv) to confirm in writing the right of Quiet Enjoyment of licensees pursuant to the terms of Section 8.13;

              (v) in connection with an item of Product being produced by a Credit Party, the principal photography of which is being done outside the United States, to approve arrangements with such Credit Party as shall be satisfactory to the Administrative Agent with respect to the temporary storage of the original negative film, the original sound track materials or other Physical Materials of such item of Product in a production laboratory located outside the United States;

              (vi) to enter into and perform its obligations under the other Fundamental Documents;

              (vii) to enter into intercreditor and/or subordination agreements on terms acceptable to the Administrative Agent with (A) the unions and/or the guilds with respect to the security interests in favor of such unions and/or guilds required pursuant to the terms of the collective bargaining agreements or (B) with Persons who have been granted Liens which are permitted pursuant to Section 6.2(f) hereof or (C) any licensee or licensor having any rights to any item of Product or (D) Persons providing any services in connection with any item of Product;

              (viii) to accept commitments from Persons which satisfy the definition of "Eligible Assignee" for the remaining $20,000,000 of the Facility not committed to as of the date hereof by (i) obtaining an executed counterpart of this Agreement from each such Person, (ii) amending Schedule 1 hereto to add each such Person's name and Commitment and circulating the amended Schedule 1 to the Issuing Bank, the Lenders and the Credit Parties and (iii) recording in the Register (as defined in Section 13.3(e) hereof) the name and address of each such Person and the Commitment of, and principal amount of the Loans owing to, it, whereupon
       (y) the Borrowers shall execute and deliver to the Administrative Agent a Note (substantially in the form of Exhibit A hereto) to the order of each such Person in an amount equal to its Commitment and (z) each such Person shall be a party hereto, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof; and

              (ix) upon the acceptance of additional commitments pursuant to
       Section 12.1(b)(viii) hereof, to allocate equitably among the Lenders the Alternate Base Rate Loans and Eurodollar Loans so as to achieve pro rata status.

       SECTION 12.2. Advances and Payments. (a) On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Percentage hereunder. Each of the Lenders hereby authorizes and requests the Administrative Agent to advance for its account, pursuant to the terms hereof, the amount of the Loan to be made by it, and each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent. If any such reimbursement is not made in immediately available funds on the same day on which the Administrative Agent shall have made any such amount available on behalf of any Lender, such Lender shall pay interest to the Administrative Agent at a rate per annum equal to the Administrative Agent's cost of obtaining overnight funds in the New York Federal Funds Market for the first three days following the time when the Lender fails to make the required reimbursement, and thereafter at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans. If and to the extent that any such reimbursement shall not have been made to the Administrative Agent, the Borrowers agree to repay to the Administrative Agent forthwith on demand a corresponding amount with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, in the case of an Alternate Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin for Alternate Base Rate Loans and, in the case of a Eurodollar Loan, at the LIBO Rate plus the Applicable Margin for Eurodollar Loans.

       (b) As between the Administrative Agent and the Lenders, any amounts received by the Administrative Agent in connection with the Fundamental Documents, the application of which is not otherwise provided for, shall be applied, first, to pay the accrued but unpaid Commitment Fees in accordance with each Lender's Percentage, second, to pay accrued but unpaid interest on the Notes in accordance with the amount of outstanding Loans owed to each Lender, third, to pay the principal balance outstanding on the Notes (with amounts payable on the principal balance outstanding on the Notes in accordance with the amount of outstanding Loans owed to each Lender) and amounts outstanding under Currency Agreements and Interest Rate Protection Agreements, and fourth, to pay any other amounts then due under this Credit Agreement. All amounts to be paid to any Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender's correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.

       SECTION 12.3. Sharing of Setoffs and Cash Collateral. Each of the Lenders agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Credit Party (including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law) or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans and L/C Exposure is proportionately less than the unpaid portion of Loans and L/C Exposure of any of the other Lenders
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lenders a participation in the Loans or Letters of Credit of such other Lenders, so that the aggregate unpaid principal amount of each of the

Lender's Loans and its participation in Loans and Letters of Credit of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding and L/C Exposure as the principal amount of its Loans and L/C Exposure prior to the obtaining of such payment was to the principal amount of all Loans outstanding and L/C Exposure prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro rata. If all or any portion of such excess payment is thereafter recovered from the Lender which originally received such excess payment, such purchase (or portion thereof) shall be canceled and the purchase price restored to the extent of such recovery. The Credit Parties expressly consent to the foregoing arrangements and agree that any Lender or Lenders holding (or deemed to be holding) a participation in a Note or Letter of Credit may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender or Lenders as fully as if such Lender or Lenders held a Note and was the original obligee thereon or was the issuer of the Letter of Credit, in the amount of such participation.

       SECTION 12.4. Notice to the Lenders. Upon receipt by the Administrative Agent or the Issuing Bank from any of the Credit Parties of any communication calling for an action on the part of the Lenders, or upon notice to the Administrative Agent of any Event of Default, the Administrative Agent or the Issuing Bank will in turn immediately inform the other Lenders in writing (which shall include facsimile communications) of the nature of such communication or of the Event of Default, as the case may be.

       SECTION 12.5. Liability of the Administrative Agent and Issuing Bank. (a) The Administrative Agent or the Issuing Bank, when acting on behalf of the Lenders, may execute any of its duties under this Credit Agreement or the other Fundamental Documents by or through its officers, agents, or employees and neither the Administrative Agent, the Issuing Bank nor their respective officers, agents or employees shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, nor be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Administrative Agent, the Issuing Bank and their respective directors, officers, agents, and employees shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by it pursuant to instructions received by it from the Required Lenders or in reliance upon the advice of counsel selected by it with reasonable care. Without limiting the foregoing, neither the Administrative Agent, the Issuing Bank nor any of their respective directors, officers, employees, or agents shall be responsible to any of the Lenders for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, or for the perfection of any security interest contemplated by, this Credit Agreement, any other Fundamental Document or any related agreement, document or order, or for freedom of any of the Collateral or any of the Pledged Securities from prior Liens or security interests, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Credit Party of any of the terms, conditions, covenants, or agreements of this Credit Agreement, any other Fundamental Document, or any related agreement or document.

       (b) None of the Administrative Agent (in its capacity as agent for the Lenders), the Issuing Bank or any of their respective directors, officers, employees, or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any of the Lenders (other than The Chase Manhattan Bank) of any of such Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith. No Lender nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower or any other Credit Party on account of the failure or delay in performance or breach by any other Lender of such other Lender's obligations under this Credit Agreement, the other Fundamental Documents or any related agreement or document or in connection herewith or therewith.

       (c) The Administrative Agent, as agent for the Lenders hereunder and the Issuing Bank in such capacity, shall be entitled to rely on any communication, instrument, or document believed by it to be genuine or correct and to have been signed or sent by a Person or Persons believed by it to be the proper Person or Persons, and it shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by it.

       SECTION 12.6. Reimbursement and Indemnification. Each of the Lenders agrees (i) to reimburse the Administrative Agent for such Lender's Pro Rata Share of any expenses and fees incurred for the benefit of the Lenders under the Fundamental Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by or on behalf of the Borrower, (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees, or agents, on demand, in accordance with such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, it or any of them in any way relating to or arising out of any Completion Bond, the Fundamental Documents or any related agreement or document, or any action taken or omitted by it or any of them under any Completion Bond, the Fundamental Documents or any related agreement or document, to the extent not reimbursed by or on behalf of the Borrower or any other Credit Party (except such as shall result from its gross negligence or willful misconduct) and (iii) to indemnify and hold harmless the Issuing Bank and any of its directors, officers, employees, or agents, on demand, in the amount of its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of the issuance of any Letters of Credit or the failure to issue Letters of Credit if such failure or issuance was at the direction of the Required Lenders (except as shall result from the gross negligence or willful misconduct of the Person to be reimbursed, indemnified or held harmless, as applicable). To the extent indemnification payments made by the Lenders pursuant to this Section 12.6 are subsequently recovered by the Administrative Agent or the Issuing Bank from a

Credit Party, the Administrative Agent will promptly refund such previously paid indemnity payments to the Lenders.

       SECTION 12.7. Rights of Administrative Agent. It is understood and agreed that the Administrative Agent shall have the same duties, rights and powers as a Lender hereunder (including the right to give such instructions) as any of the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with any Credit Party or Affiliate thereof, as though it were not the Administrative Agent of the Lenders or the Issuing Bank under this Credit Agreement and the other Fundamental Documents.

       SECTION 12.8. Independent Investigation by Lenders. Each of the Lenders acknowledges that it has decided to enter into this Credit Agreement and the other Fundamental Documents and to make the Loans and participate in the Letters of Credit hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Credit Parties and agrees that neither the Administrative Agent nor the Issuing Bank shall bear any responsibility therefor.

       SECTION 12.9. Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Administrative Agent for and on behalf of, or for the benefit of, all Lenders upon the direction of the Required Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent or waiver shall be effective except in accordance with the provisions of Section 13.11 hereof.

       SECTION 12.10. Notice of Transfer. The Administrative Agent and the Issuing Bank may deem and treat any Lender which is a party to this Credit Agreement as the owner of such Lender's respective portions of the Loans and participations in Letters of Credit for all purposes, unless and until a written notice of the assignment or transfer thereof executed by any such Lender shall have been received by the Administrative Agent and become effective in accordance with Section 13.3 hereof.

       SECTION 12.11. Successor Administrative Agent The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Parent, but such resignation shall not become effective until acceptance by a successor administrative agent of its appointment pursuant hereto. Upon any such resignation, the retiring Administrative Agent shall promptly appoint a successor administrative agent from among the Lenders which successor shall be experienced and sophisticated in entertainment industry lending, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Parent; provided, however, that such approval by the Parent shall not be required at any time when a Default or Event of Default is continuing. If no successor administrative agent shall have been so appointed by the retiring Administrative Agent and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, the Parent may appoint a successor administrative agent (which successor may be replaced by the Required Lenders; provided that such successor is experienced and sophisticated in entertainment industry lending and reasonably acceptable to the Parent), which shall be either a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $250,000,000 and shall be experienced and sophisticated in entertainment industry lending. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor administrative agent, such successor administrative agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

       SECTION 12.12. Successor Issuing Bank. The Issuing Bank may resign at any time by giving prior written notice thereof to the Lenders and the Parent, but such resignation shall not become effective until acceptance by a successor Issuing Bank of its appointment pursuant hereto. Upon any such resignation, the retiring Issuing Bank shall promptly appoint a successor Issuing Bank from among the Lenders, provided that such replacement is reasonably acceptable (as evidenced in writing) to the Required Lenders and the Parent and has a credit rating at least as high as that of the Issuing Bank; provided, however, that such approval by the Parent shall not be required at any time when a Default or Event of Default is continuing. If no successor Issuing Bank shall have been so appointed by the retiring Issuing Bank and shall have accepted such appointment, within 30 days after the retiring Issuing Bank's giving of notice of resignation, the Parent may appoint a successor Issuing Bank (which successor may be replaced by the Required Lenders; provided that such successor is reasonably acceptable to the Parent), which shall be either a Lender or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations under this Credit Agreement, the other Fundamental Documents and any other credit documentation, except with respect to Letters of Credit which are outstanding at the time of the resignation unless the successor Issuing Bank replaces the retiring Issuing Bank as the issuing bank on such Letters of Credit. The Parent and each Lender hereby agrees that each will use its commercially reasonable efforts to replace any such outstanding Letters of Credit issued by the retiring Issuing Bank. After any retiring Issuing Bank's resignation hereunder as Issuing Bank, the provisions of this Article 12 and Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Issuing Bank under this Credit Agreement.

13.    MISCELLANEOUS

       SECTION 13.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by facsimile communications equipment, delivered by such equipment) addressed, (a) if to the Administrative Agent, the Issuing Bank or The Chase Manhattan Bank, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: Joan Fitzgibbon, Facsimile No.:
(212) 270-4584 with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Janice Weissman, Facsimile No.:
(310) 788-5628, and to The Chase Manhattan Bank, Agent Bank Services Department, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attn.: Ganesh Persaud, Facsimile No.: (212) 552-5700, or (b) if to any Credit Party to it at 11835 West Olympic Boulevard, Suite 550, Los Angeles, CA 90064, Attn: Ronald B. Cushey, Facsimile No.: (310) 444-4103, or (c) if to a Lender, to it at its address set forth on the signature pages hereto, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Administrative Agent or a Lender giving notice pursuant to this Section 13.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 13.1 or in accordance with the latest unrevoked written direction from such party.

       SECTION 13.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein, in any other Fundamental Document or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit Agreement or any other Fundamental Document shall be considered to have been relied upon by the Administrative Agent, Issuing Bank and the Lenders and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and the issuance of the Letters of Credit herein contemplated and the execution and delivery to the Administrative Agent of the Notes regardless of any investigation made by the Administrative Agent, Issuing Bank or the Lenders or on their behalf and shall continue in full force and effect so long as any Obligation is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

       SECTION 13.3. Successors and Assigns; Syndications; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that neither any Borrower nor any other Credit Party may assign its rights hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and all of the Lenders, and all covenants, promises and agreements by or on behalf of any of the Credit Parties which are contained in this Credit Agreement shall inure to the benefit of the successors and assigns of the Administrative Agent, the Issuing Bank and the Lenders.

       (b) Each of the Lenders may (but only with the prior written consent of the Administrative Agent and the Issuing Bank, which consent shall not be unreasonably withheld) assign all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of all Loans at the time owing to it and the Notes held by it and its obligations and rights with regard to Letters of Credit); provided, however, that (i) each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's interests, rights and obligations under this Credit Agreement, (ii) each assignment shall be in a minimum Commitment amount (or at any time after the Commitment Termination Date, minimum Loan amount) equal to 10% of the Total Commitment and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the assigning Lender's original Note and a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the assigning Lender or the assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall not (unless otherwise agreed to by the Administrative Agent) be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Fundamental Documents and shall be bound by the provisions hereof and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Credit Agreement except that, notwithstanding such assignment, any rights and remedies available to the Borrowers for any breaches by such assigning Lender of its obligations hereunder while a Lender shall be preserved after such assignment and such Lender shall not be relieved of any liability to the Borrowers due to any such breach. In the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Credit Agreement, such assigning Lender shall cease to be a party hereto.

       (c) Each Lender may at any time make an assignment of its interests, rights and obligations under this Credit Agreement, without the consent of the Administrative Agent, the Issuing Bank or the Credit Parties, to (i) any Affiliate of such Lender or (ii) any other Lender hereunder; provided that after giving effect to such assignment, the assignee's Percentage shall not exceed 20%. Any such assignment to any Affiliate of the assigning Lender or any other Lender hereunder shall not be subject to the requirement of Section 13.3(b) that the amount of the Commitment (or Loans if applicable) of the assigning Lender subject to each assignment be in a minimum principal amount of 10% of the Total Commitment and any such assignment to any Affiliate of the assigning Lender shall not release the assigning Lender of its remaining obligations hereunder, if any.

       (d) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby and that such interest is free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or any other Fundamental Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Fundamental Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Credit Parties or the performance or observance by any of the Credit Parties of any of their obligations under the Fundamental Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.1(a) and 5.1(b) (if such financial statements shall have theretofore been delivered) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee agrees that it will, independently and without reliance upon the assigning Lender, the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement or any other Fundamental Document; (v) such assignee appoints and authorizes the Administrative Agent and the Issuing Bank to take such action as the agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Administrative Agent or the Issuing Bank by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will be bound by the provisions of this Credit Agreement and will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

       (e) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 13.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Credit Parties, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by any Credit Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       (f) Subject to the foregoing, upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the assigning Lender's original Note and the processing and recordation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit L hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt written notice thereof to the Parent. Within five (5) Business Days after receipt of the notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note, a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and if the assigning Lender has retained a Commitment hereunder a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Credit Parties will promptly, at their own expense, execute such amendments to the Fundamental Documents to which each is a party and such additional documents, and take such other actions as the Administrative Agent or the assignee Lender may reasonably request in order to give such assignee Lender the full benefit of the Liens contemplated by the Fundamental Documents.

       (g) Each of the Lenders may, without the consent of any of the Credit Parties or the Administrative Agent or the other Lenders, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and the Note held by it and its participation in Letters of Credit); provided, however, that (i) any such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights or any right to control the vote of such Lender under this Credit Agreement, except with respect to proposed changes to interest rates applicable to its participation, the amount of its participation in the Commitments, final maturity of its participation in any Loan, releases of all or substantially all the Collateral and fees (as applicable to such participant), (iii) any such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.3(g), 2.10, 2.11 and 2.12 hereof but a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Lender granting such participation would have been entitled to receive and (v) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's and its participants' rights and obligations under this Credit Agreement.

       (h) A Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 13.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to any of the Credit Parties furnished to the Administrative Agent or such Lender by or on behalf of the Borrowers; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing, to preserve the confidentiality of any confidential information relating to any of the Credit Parties received from such Lender.

       (i) Any assignment pursuant to paragraph (b) or (c) of this Section 13.3 shall constitute an amendment of the Schedule of Commitments as of the effective date of such assignment.

       (j) The Credit Parties consents that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any Note evidencing the Loans (or any part thereof) to any Federal Reserve Bank.

       SECTION 13.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent or Chase Securities Inc. in connection with, or growing out of, the performance of due diligence, the syndication of the credit facility contemplated hereby, the negotiation, preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the making of the Loans and the issuance of the Letters of Credit, the Collateral, the Pledged Securities, any Fundamental Document or any Completion Bond for an item of Product, including but not limited to, the reasonable out-of-pocket costs and internally allocated charges of audit or field examinations of the Administrative Agent in connection with the administration of this Credit Agreement, the verification of financial data and the transactions contemplated hereby, and the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Administrative Agent and the Issuing Bank and any other counsel that the Administrative Agent or the Issuing Bank shall retain, and (b) all reasonable out-of-pocket expenses incurred by the Administrative Agent or the Issuing Bank in the enforcement or protection (as distinguished from administration) of the rights and remedies of the Issuing Bank or the Lenders in connection with this Credit Agreement, the other Fundamental Documents, the Letters of Credit or the Notes, or as a result of any transaction, action or non-action arising from any of the foregoing, including but not limited to, the reasonable fees and disbursements of any counsel for the Administrative Agent or the Issuing Bank. Such payments shall be made on the date this Credit Agreement is executed by the Borrower and thereafter on demand. The Borrower agrees that it shall indemnify the Administrative Agent, the Issuing Bank and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement or the Notes or the issuance of the Letters of Credit. The obligations of the Borrower under this Section shall survive the termination of this Credit Agreement, the payment of the Loans and/or the expiration of any Letter of Credit.

       SECTION 13.5. Indemnity. The Credit Parties agree (a) to indemnify and hold harmless the Administrative Agent and the Lenders and their respective directors, officers, employees and agents and, in addition, in connection with matters relating to a Letter of Credit, the Issuing Bank and its directors, officers, employees and agents (each an "Indemnified Party") (to the full extent permitted by Applicable Law) from and against any and all claims, demands, losses, judgments, damages and liabilities (including liabilities for penalties) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Administrative Agent is a party thereto) related to the entering into and/or performance of any Fundamental Document or the use of the proceeds of any Loans hereunder or the issuance of any Letter of Credit or the consummation of any other transaction contemplated in any Fundamental Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses of an Indemnified Party (i) to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Party and (ii) arising out of or resulting from litigation among Indemnified Parties in connection with the Fundamental Documents or in any way related to the transactions contemplated hereby to which litigation the Parent is not a party). If any proceeding, including any governmental investigation, shall be instituted involving any Indemnified Party, in respect of which indemnity may be sought against the Credit Parties, such Indemnified Party shall promptly notify the Parent in writing, and the Parent shall assume the defense thereof on behalf of such Indemnified Party including the employment of counsel (reasonably satisfactory to such Indemnified Party) and payment of all reasonable expenses. Any Indemnified Party shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the employment of such separate counsel has been specifically authorized by the Parent or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Parent and such Indemnified Party shall have been advised by counsel to the Administrative Agent that there may be one or more legal defenses available to such Indemnified Party which are different from or in additional to those available to the Parent (in which case the Parent shall not have the right to assume the defense of such action on behalf of such Indemnified Party). At any time after the Parent has assumed the defense of any proceeding involving any Indemnified Party in respect of which indemnity has been sought against the Parent, such Indemnified Party may elect, by written notice to the Parent, to withdraw its request for indemnity and thereafter the defense of such proceeding shall be maintained by counsel of the Indemnified Party's choosing and at the Indemnified Party's expense. The foregoing indemnity agreement includes any reasonable costs incurred by an Indemnified Party in connection with any action or proceeding which may be instituted in respect of the foregoing by the Administrative Agent or the Issuing Bank or by any other Person either against the Administrative Agent, the Issuing Bank or the Lenders or in connection with which any officer or employee of the Administrative Agent, the Issuing Bank or the Lenders is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Administrative Agent and any out-of-pocket costs incurred by the Administrative Agent, the Issuing Bank or the Lenders in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Parent under this Section 13.5 shall survive the termination of this Credit Agreement, payment of the Loans and/or the expiration or termination of any L/C Exposure and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitment hereunder.

       If a Credit Party shall fail to do any act or thing which it has covenanted to do hereunder, under a Fundamental Document or a Completion Bond for an item of Product, or any representation or warranty of a Credit Party shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations hereunder the cost or expense incurred by the Administrative Agent in so doing, and any and all amounts expended by the Administrative Agent in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at a rate per annum of 2% in excess of the rate then in effect for Alternate Base Rate Loans from time to time in effect from the date advanced to the date of repayment.

       SECTION 13.6. CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL

BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 AS ADOPTED OR AMENDED FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

       SECTION 13.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH SUCH OTHER PARTIES HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13.7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

       SECTION 13.8. WAIVER WITH RESPECT TO DAMAGES. EACH CREDIT PARTY ACKNOWLEDGES THAT NEITHER THE ADMINISTRATIVE AGENT, THE ISSUING BANK NOR ANY LENDER HAS ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, ANY CREDIT PARTY ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER FUNDAMENTAL DOCUMENT AND THE RELATIONSHIP BETWEEN THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, ON THE ONE HAND, AND THE CREDIT PARTIES, ON THE OTHER HAND, IN CONNECTION THEREWITH IS SOLELY THAT OF DEBTOR AND CREDITOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO CREDIT PARTY SHALL ASSERT, AND EACH CREDIT PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS CREDIT AGREEMENT, ANY FUNDAMENTAL DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       SECTION 13.9. No Waiver. No failure on the part of the Administrative Agent or any Lender or the Issuing Bank to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Notes or any other Fundamental Document or with regard to any Letter of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

       SECTION 13.10. Extension of Payment Date. Except as otherwise specifically provided in Article 2 hereof, should any payment or prepayment of principal of or interest on the Notes or any other amount due hereunder, become due and payable on a day other than a Business Day, the due date of such payment or prepayment shall be extended to the next succeeding Business Day and, in the case of a payment or prepayment of principal, interest shall be payable thereon at the rate herein specified during such extension.

       SECTION 13.11. Amendments, etc. No modification, amendment or waiver of any provision of this Credit Agreement or any other Fundamental Document, and no consent to any departure by a Credit Party herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and acknowledged and agreed to by the Parent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such modification, amendment, waiver or consent shall, without the written consent of (a) each affected Lender, (i) change the Commitment of such Lender, (ii) reduce the interest payable on such Lender's Loans, (iii) reduce the rate at which the Commitment Fees are payable to such Lender or (iv) reduce the fees payable to such Lender with respect to Letters of Credit issued hereunder as set forth in
Section 2.3(f), (i) and (ii) and (b) all Lenders, (i) amend or modify any provision of this Credit Agreement which provides for the unanimous consent or approval of the Lenders, (ii) release any material amount of Collateral or any of the Pledged Securities (except as contemplated herein) or release any Guarantor from its obligations hereunder (except as contemplated herein), (iii) alter the final scheduled maturity or principal amount of any Loan, (iv) subordinate the Obligations hereunder to other Indebtedness or subordinate the security interests of the Administrative Agent in the Collateral except as permitted by Section 12.1, (v) amend the definition of "Required Lenders", (vi) materially amend the definition of "Borrowing Base" or any of the defined terms used therein (except as contemplated by Section 2.15 hereof), (vii) materially amend the definition of "Collateral", or (viii) amend or modify this Section
13.11. No such modification, amendment, waiver or consent shall amend Section
2.3 hereof without the written consent of the Administrative Agent and the Issuing Bank. No such amendment or modification may adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent or the rights and obligations of the Issuing Bank without its prior written consent. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of such Note shall bind any Person subsequently acquiring such Note, whether or not such Note is so marked.

       SECTION 13.12. Severability. Any provision of this Credit Agreement or of the Notes which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       SECTION 13.13. SERVICE OF PROCESS. EACH PARTY HERETO (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE LETTERS OF CREDIT), THE SUBJECT MATTER HEREOF, ANY OTHER FUNDAMENTAL DOCUMENT AND THE SUBJECT MATTER THEREOF. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT, THE SUBJECT MATTER HEREOF, THE OTHER FUNDAMENTAL DOCUMENT OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR A LENDER IN STATE COURT TO FEDERAL COURT OR TO REMAND TO STATE COURT ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR A LENDER IN FEDERAL COURT, AND
(C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARISE OUT OF THE SUBJECT MATTER HEREOF. EACH CREDIT PARTY HEREBY AGREES THAT THE PROCESS BY WHICH ANY SUIT, ACTION OR PROCEEDING IS BEGUN MAY BE SERVED ON IT BY BEING DELIVERED TO LEXIS DOCUMENT SERVICES, INC. AT 41 STATE STREET, SUITE 608, ALBANY, NEW YORK, 12207. EACH CREDIT PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL, TO THE PERSON AND AT THE ADDRESS SET FORTH IN THIS SECTION 13.13. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS IN ACCORDANCE WITH THE PROVISIONS HEREOF IS MADE FOR THE EXPRESS BENEFIT OF EACH OF THE OTHER SUBMITTING PARTIES. FINAL JUDGMENT AGAINST

ANY SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR A LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST A SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

       SECTION 13.14. Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

       SECTION 13.15. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

       SECTION 13.16. Joint and Several Liability of the Borrowers. Unless otherwise specifically provided for herein, the Borrowers are and will be jointly and severally liable for each and every representation, covenant and obligation to be performed by the Borrowers under this Agreement, the Notes and the other Fundamental Documents and the invalidity, unenforceability or illegality of this Agreement and/or the Notes and/or the release by the Lenders of any Borrower hereunder and/or under the Notes and/or any other Fundamental Document will not affect the obligations of any other Borrower under this Agreement and/or the Notes and/or any other Fundamental Document which will otherwise remain valid and legally binding obligations of the other Borrowers. Each of the Borrowers hereby covenants and agrees that (i) it will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights with respect to the Obligations against any Person, including without limitation any other Borrower, prior to the payment in full of the Obligations, (ii) that it shall not be subrogated to the rights of the Lenders or any other Borrower in whole or in part, prior to payment in full of the monetary Obligations and (iii) so long as there shall exist any Event of Default, all Indebtedness, claims and liabilities now or hereafter owing by a Borrower to any other Borrower or, if by law any Borrower is subrogated to the rights of the Lenders or any other Borrower, such rights are hereby subordinated to the prior payment in full of the Obligations and are so subordinated as a claim against such Borrower or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any of the Obligations are outstanding.

       SECTION 13.17. Subordination of Intercompany Indebtedness, Receivables and Advances. (a) Each Credit Party hereby agrees that any intercompany Indebtedness or other intercompany receivables or intercompany advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness, receivable or advance shall be made (i) except intercompany receivables and intercompany advances permitted pursuant to the terms hereof may be repaid and intercompany Indebtedness permitted pursuant to the terms hereof may be repaid, in each case so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by all the Lenders in writing, until the prior payment in full of all the Obligations and termination of the Commitments.

       (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by Section 13.16(a) before payment in full of all Obligations and termination of the Commitments, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Administrative Agent on behalf of itself, the Issuing Bank and the Lenders all such sums to the extent necessary so that the Administrative Agent, the Issuing Bank and the Lenders shall have been paid all Obligations owed or which may become owing.

       SECTION 13.18. Entire Agreement. This Credit Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Fee Letter) prior to the execution of this Credit Agreement which relate to Loans to be made or the Letters of Credit to be issued hereunder shall be replaced by the terms of this Credit Agreement.

       Credit Agreement IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                        BORROWERS:

                                        THE  HARVEY ENTERTAINMENT COMPANY


                                        By /s/ Roger A. Burlage
                                          ------------------------------------
                                          Name:
                                          Title:



                                        HARVEY COMICS, INC.


                                        By /s/ Roger A. Burlage
                                          ------------------------------------
                                          Name:
                                          Title:



                                        PEPIN/MERHI ENTERTAINMENT GROUP, INC.


                                        By /s/ Roger A. Burlage
                                          ------------------------------------
                                          Name:
                                          Title:



                                        GUARANTORS:

                                        BABY HUEY PRODUCTIONS, INC.


                                        By /s/ Susan Woo
                                          ------------------------------------
                                          Name: Susan Woo
                                          Title: Secretary

                                        PEPIN/MERHI ENTERTAINMENT GROUP
                                          FSC, LTD.


                                        By /s/ Glenn Weisberger
                                          ------------------------------------
                                          Name:  Glenn Weisberger
                                          Title: Secretary



                                        SHADOW HILLS POST, LLC



                                        By /s/ Glenn Weisberger
                                          ------------------------------------
                                          Name:  Glenn Weisberger
                                          Title: on behalf of its Sole Member,
                                                 The Harvey Entertainment
                                                 Company


                                        LENDERS:

                                        THE CHASE MANHATTAN BANK,
                                        individually and as Administrative Agent



                                        By /s/ Edmond DeForest
                                          ------------------------------------
                                          Name: Edmond DeForest
                                          Title: Vice President
                                          Address:  270 Park Avenue, 37th Floor
                                          New York, NY  10017
                                          Attention: Joan Fitzgibbon
                                          Facsimile:       (212) 270-4164

                                   Exhibits*
                                   ---------


Description                                                       Exhibit
-----------                                                       -------

Form of Note                                                         A
Form of Opinion of Sidley & Austin, counsel to Borrower              B
Form of Copyright Security Agreement                                C-1
Form of Copyright Security Agreement Supplement                     C-2
Form of Laboratory Access Letter                                     D
Form of Pledgeholder Agreement (Uncompleted Picture)                E-1
Form of Pledgeholder Agreement (Completed Picture)                  E-2
Form of Trademark Security Agreement                                 F
Form of Contribution Agreement                                       G
Form of Borrowing Certificate                                        H
Form of Borrowing Base Certificate                                   I
Form of Assignment and Acceptance                                    J
Form of Notice of Assignment and Irrevocable Instructions            K
Form of Instrument of Assumption and Joinder                         L



                                   Schedules
                                   ---------

Description*                                                      Schedule
-----------                                                       --------

Schedule of Commitments                                               1
Acceptable Obligors/Allowable Amounts                                 2
List of Jurisdictions                                              3.1(A)
Ownership of Pledged Securities, Subsidiaries                       3.7
Items of Product                                                   3.8(A)
Trademarks, Material Licenses, Material Agreements                 3.8(B)
Fictitious Names                                                    3.9
Chief Executive Office, Location of Collateral and Records          3.11
Litigation                                                          3.12
Agreements                                                          3.17
Filing Offices for UCC-1 Financing Statements                       3.18
Existing Liens                                                      6.2
Existing Investments                                                6.4
Bank Accounts                                                       6.22
Additional Agreements                                               7.1



* The Schedules and Exhibits are omitted from this filing. The Company agrees to furnish supplementally a copy of any Schedule or Exhibit to the Commission upon request.